                                                         EXECUTION COPY






                  AGREEMENT AND PLAN OF MERGER

                              dated

                          July 24, 2006

                          by and among

                 RYAN'S RESTAURANT GROUP, INC.,

                          BUFFETS, INC.

                               and

                     BUFFETS SOUTHEAST, INC.



                      TABLE OF CONTENTS

ARTICLE I THE MERGER                                      1
     Section 1.1 The Merger                               1
     Section 1.2 The Closing                              1
     Section 1.3 Effective Time                           2
     Section 1.4 Effects of the Merger                    2
     Section 1.5 Organizational Documents                 2
     Section 1.6 Directors and Officers                   2
     Section 1.7 Conversion of Shares                     2
     Section 1.8 Company Options and Equity-Based
                 Awards                                   3
     Section 1.9 Employee Stock Purchase Plan             5
     Section 1.10 Adjustments                             5

ARTICLE II PAYMENT                                        5
     Section 2.1 Surrender of Certificates                5
     Section 2.2 Paying Agent; Certificate Surrender
                 Procedures                               5
     Section 2.3 Transfer Books                           6
     Section 2.4 Termination of Payment Fund              7
     Section 2.5 Lost Certificates                        7
     Section 2.6 No Rights as Stockholder                 7
     Section 2.7 Withholding                              7
     Section 2.8 Escheat                                  8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE
            COMPANY                                       8
     Section 3.1 Corporate Existence and Power            8
     Section 3.2 Capitalization                           9
     Section 3.3 Authorization of Transaction            11
     Section 3.4 Vote Required                           12
     Section 3.5 Noncontravention; Approvals             12
     Section 3.6 Company Filings; Information in the
                 Proxy Statement                         13
     Section 3.7 No Undisclosed Liabilities              14
     Section 3.8 Absence of Company Material Adverse
                 Effect                                  14
     Section 3.9 Litigation and Legal Compliance         15
     Section 3.10 Contract Matters                       15
     Section 3.11 Tax Matters                            17
     Section 3.12 Employee Benefit Matters               19
     Section 3.13 Environmental Matters                  21
     Section 3.14 Real Estate                            22
     Section 3.15 Intellectual Property Matters          24
     Section 3.16 Labor Matters                          26
     Section 3.17 Amendment to the Rights Agreement      27
     Section 3.18 Takeover Laws                          27
     Section 3.19 Insurance                              28
     Section 3.20 Brokers' Fees                          28
     Section 3.21 Opinion of Financial Advisor           28

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARENT
            AND THE MERGER SUBSIDIARY                    29
     Section 4.1 Corporate Existence and Power           29
     Section 4.2 Authorization of Transaction; Non-
                 Contravention; Approvals                29
     Section 4.3 Financing Capability                    30
     Section 4.4 Information in the Proxy Statement      31
     Section 4.5 Litigation                              31
     Section 4.6 Brokers' and Finders' Fees              31

ARTICLE V COVENANTS                                      31
     Section 5.1 General                                 31
     Section 5.2 Further Assurances                      31
     Section 5.3 Interim Conduct of the Company          32
     Section 5.4 Control of Operations                   35
     Section 5.5 Proxy Statement; Company Stockholders
                 Meeting                                 35
     Section 5.6 Financing                               37
     Section 5.7 Additional Reports                      39
     Section 5.8 Acquisition Proposals                   39
     Section 5.9 Indemnification                         42
     Section 5.10 Public Announcements                   43
     Section 5.11 Full Access                            43
     Section 5.12 Actions Regarding Anti-takeover
                  Statutes                               44
     Section 5.13 Continued Benefit Plans                44
     Section 5.14 Standstill Provisions                  44
     Section 5.15 Notification of Certain Matters;
                    Supplemental Disclosure              44
     Section 5.16 Nonqualified Excess Plans              45
     Section 5.17 Title Insurance                        45
     Section 5.18 Surveys                                45

ARTICLE VI CONDITIONS TO THE CONSUMMATION OF THE MERGER  46
     Section 6.1 Conditions to the Obligations of Each
                 Party                                   46
     Section 6.2 Conditions to the Obligation of the
                 Company                                 46
     Section 6.3 Conditions to the Obligation of the
                 Parent and the Merger Subsidiary        47
     Section 6.4 Frustration of Closing Conditions       47

ARTICLE VII TERMINATION                                  48
     Section 7.1 Termination                             48
     Section 7.2 Effect of Termination                   50
     Section 7.3 Fees and Expenses                       50
     Section 7.4 Other Company Termination Fee and
                 Expense Reimbursement Matters           51

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

     Section 7.5 Parent Termination Fee.                 52

ARTICLE VIII MISCELLANEOUS                               52
     Section 8.1 Nonsurvival of Representations          52
     Section 8.2 Specific Performance                    53
     Section 8.3 Successors and Assigns                  53
     Section 8.4 Amendment                               53
     Section 8.5 Severability                            53
     Section 8.6 Extension of Time; Waiver               53
     Section 8.7 Counterparts                            53
     Section 8.8 Descriptive Headings                    54
     Section 8.9 Notices                                 54
     Section 8.10 No Third-Party Beneficiaries           55
     Section 8.11 Entire Agreement                       55
     Section 8.12 Construction                           55
     Section 8.13 Governing Law                          56

                          EXHIBITS

Exhibit A - Form of Surviving Corporation Articles of
            Incorporation

Exhibit B - Form of Surviving Corporation Bylaws


                   TABLE OF DEFINED TERMS

Defined Term                                  Section

Acquisition Proposal                          Section 5.8(g)
Affiliate                                     Section 5.2
Agreement                                     Preamble
Agreement Date                                Preamble
Antitrust Laws                                Section 3.5
Articles of Merger                            Section 1.3
Brookwood Engagement Letter                   Section 3.20
Certificate                                   Section 2.1
Closing                                       Section 1.2
Closing Date                                  Section 1.2
Code                                          Section 2.7
Commitment Letters                            Section 4.3(a)
Company                                       Preamble
Company Common Stock                          Recitals
Company Intellectual Property                 Section 3.15(a)
Company Material Adverse Effect               Section 3.1(b)
Company Material Agreements                   Section 3.10(a)
Company Options                               Section 1.8(a)
Company Plans.                                Section 3.12(a)
Company Recommendation                        Section 5.5(a)
Company Representatives                       Section 5.6(c)
Company SEC Documents                         Section 3.6(a)
Company Stock Plans                           Section 1.8(a)
Company Stockholders                          Section 3.21
Company Stockholders Approval                 Section 3.4
Company Stockholders Meeting                  Section 5.5(a)
Confidentiality Agreement                     Section 5.8(b)
Construction Projects                         Section 3.14(i)
Continuing Employees                          Section 5.13
Drawbridge                                    Section 4.3(a)
Effective Time.                               Section 1.3
Employee Pension Benefit Plan.                Section 3.12(a)
Employee Welfare Benefit Plan                 Section 3.12(a)
Environmental Laws                            Section 3.13(b)
ERISA                                         Section 3.12(a)
ERISA Affiliate                               Section 3.12(c)
ESPP                                          Section 1.9
Exchange Act                                  Section 1.8(a)
Expense Reimbursement                         Section 7.3(b)
Financial Statements                          Section 3.6(b)
Financing                                     Section 4.3(a)
Financing Agreements                          Section 5.6(a)
GAAP                                          Section 3.6(b)


Governmental Authority                        Section 3.5
Hazardous Substance                           Section 3.13(c)
HSR Act                                       Section 3.5
Indemnified Parties                           Section 5.9(a)
Intellectual Property                         Section 3.15(a)
IP Licenses                                   Section 3.15(a)
Laws                                          Section 3.9(b)
Leased Real Property                          Section 3.14(b)
Lien                                          Section 3.2(e)
Material Adverse Effect                       Section 3.1(b)
Merger                                        Section 1.1
Merger Consideration                          Section 1.7(a)
Merger Subsidiary                             Preamble
Nonqualified Excess Plan                      Section 5.16
Option Consideration                          Section 1.8(b)
Owned Real Property                           Section 3.14(a)
Parent                                        Preamble
Parent Material Adverse Effect                Section 4.1
Paying Agent                                  Section 2.2(a)
Payment Fund                                  Section 2.2(b)
Permitted Leased Real Property Exceptions     Section 3.14(b)
Permitted Lien                                Section 3.14(a)
Person                                        Section 3.1(b)
Proxy Statement                               Section 3.6(f)
Real Property.                                Section 3.14(c)
Real Property Leases                          Section 3.14(b)
Rights Agreement                              Section 3.17
SCBA                                          Section 1.1
SC Code                                       Section 3.3(c)
SEC                                           Section 5.6(e)
Securities Act                                Section 3.6(a)
Share                                         Section 1.7(a)
Shares                                        Section 1.7(a)
Software                                      Section 3.15(a)
SOXA                                          Section 3.6(a)
Space Leases                                  Section 3.14(d)
Structures                                    Section 3.14(f)
Subsidiary                                    Section 1.7(b)
Superior Proposal                             Section 5.8(h)
Surviving Corporation                         Section 1.1
Tax                                           Section 3.11(c)
Taxes                                         Section 3.11(c)
Tax Returns                                   Section 3.11(a)
Trade Secrets                                 Section 3.15(a)
Vested Options                                Section 1.8(a)
WARN                                          Section 3.16


                AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated July 24, 2006 (the "Agreement Date"), by and among RYAN'S RESTAURANT GROUP, INC., a South Carolina corporation (the "Company"), BUFFETS, INC., a Minnesota corporation (the "Parent"), and BUFFETS SOUTHEAST, INC., a South Carolina corporation and a wholly-owned subsidiary of the Parent (the "Merger Subsidiary").

                         BACKGROUND

          WHEREAS, the Board of Directors of each of the Parent, the Merger Subsidiary and the Company deem it advisable and in the best interests of their respective companies and stockholders to consummate the merger of the Merger Subsidiary with and into the Company, upon the terms and subject to the conditions set forth herein, and have unanimously adopted resolutions adopting, approving and declaring the advisability of this Agreement, the Merger and the other transactions contemplated herein.

          WHEREAS, pursuant to the Merger, shares of the Company's common stock, par value $1.00 per share (the "Company Common Stock"), shall be, except as otherwise provided herein, converted into the right to receive the Merger Consideration in the manner set forth herein, and the Company shall become a wholly-owned subsidiary of the Parent.

          NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties agree as follows:

                          ARTICLE I
                         THE MERGER

          Section 1.1    The Merger

                    .  Subject to the terms and conditions
of this Agreement, at the Effective Time the Merger Subsidiary shall be merged with and into the Company (the "Merger") in accordance with the provisions of the South Carolina Business Corporation Act of 1988, as amended (the "SCBA"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Merger Subsidiary shall cease. As a result of the Merger, the Surviving Corporation shall become a wholly-owned subsidiary of the Parent.

          Section 1.2    The Closing

                    .  Unless this Agreement has been
terminated pursuant to Section 7.1, the closing of the Merger (the "Closing") shall take place on a date no later than the third business day following satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the New York offices of Paul, Weiss, Rifkind, Wharton & Garrison, LLP, unless another date or place is agreed to in writing by the parties.
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
          Section 1.3    Effective Time

                    .  Upon the terms and subject to the
satisfaction or waiver of the conditions of this Agreement, at the Closing (or at such other time as the parties may agree) the Company and the Merger Subsidiary shall
(a) execute and file with the South Carolina Secretary of State appropriate articles of merger (the "Articles of Merger") in accordance with Section 33-11-105 of the SCBA and (b) make all other filings or recordings required by the SCBA in connection with the Merger. The Merger shall be consummated upon the filing of the Articles of Merger with the South Carolina Secretary of State or such later time as is agreed upon by the parties and specified in the Articles of Merger. The time the Merger becomes effective in accordance with the SCBA is referred to in this Agreement as the "Effective Time."

          Section 1.4    Effects of the Merger

                    . The Merger shall have the effects set forth in this Agreement and the relevant provisions of the SCBA.

          Section 1.5    Organizational Documents

                    .  At the Effective Time, and without
any further action on the part of any Person, the articles of incorporation and bylaws of the Company shall be amended in their entirety to read as set forth on Exhibits A and B, respectively, and thereby shall become the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with their respective terms and the SCBA.

          Section 1.6    Directors and Officers

                    . The directors and the officers of the Merger Subsidiary immediately before the Effective Time shall at the Effective Time become the directors and officers of the Surviving Corporation and shall hold office from the Effective Time in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

          Section 1.7    Conversion of Shares

                    .  As of the Effective Time, by virtue
of the Merger and without any action on the part of the Company, the Parent or the Merger Subsidiary or their respective stockholders:

          (a) each share of Company Common Stock (a "Share" and collectively, the "Shares"), other than Shares to be canceled in accordance with subsection (b) below, issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $16.25 in cash, without interest (the "Merger Consideration"), payable to the holder thereof upon surrender of the Certificate formerly representing such Share in the manner provided in
Section 2.2. All such Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a Certificate shall cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration, without interest, upon the surrender of such Certificate in accordance with Section 2.2;

(b)  each Share owned immediately prior to the Effective
Time by the Company, the Parent, the Merger Subsidiary or any of their respective Subsidiaries, shall be canceled and extinguished and no consideration shall be delivered in exchange therefor. For purposes of this Section 1.7(b),
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Company Common Stock owned beneficially or held of record by any plan, program or arrangement sponsored or maintained for the benefit of any current or former employee of the Company, the Parent, the Merger Subsidiary or any of their respective Subsidiaries, shall not be deemed to be held by the Company, the Parent, the Merger Subsidiary or any such Subsidiary, regardless of whether the Company, the Parent, the Merger Subsidiary or any such Subsidiary has the power, directly or indirectly, to vote or control the disposition of such shares. For purposes of this Agreement, the term "Subsidiary" means, with respect to any Person, any other Person fifty percent (50%) or more of the outstanding voting ownership securities of which (or if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) are owned, directly or indirectly, by such first Person; and
(c) Section 1.7 of the Company Disclosure Letter sets forth by employee each Share that is pledged (or held in escrow) and any outstanding loan or indebtedness (including the principal balance and interest) whether to the Company or third party lender in connection with the Company's
Operating Partner and District Partner programs, as of the Agreement Date, which list shall be updated 2 business days prior to the Effective Time. Notwithstanding the foregoing, in the case of any employee who has pledged Shares purchased by such employee in connection with the Company's Operating Partner or District Partner programs as collateral for any outstanding loan or indebtedness (whether to the Company or otherwise), the aggregate Merger Consideration, after applicable withholding Taxes (as set forth in Section 2.7), shall be applied by the Surviving Corporation to the repayment of such loan or indebtedness, and the employee shall be entitled to receive any remaining Merger Consideration following such repayment; and
(d) each share of common stock, par value $0.01 per share, of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

          Section 1.8   Company Options and Equity-Based Awards.

       (a) As soon as practicable following the Agreement Date, the Company shall take such actions as shall be required:
(i) to effectuate the cancellation of any outstanding but unvested options ("Unvested Options") and vested options ("Vested Options", which term shall include any option that would vest under its applicable Company Stock Plan (defined below) as a consequence of the transaction contemplated by this Agreement) to purchase shares of Company Common Stock (collectively, the "Company Options") granted pursuant to the Ryan's Family Steak Houses, Inc. 1987 Stock Option Plan, the Ryan's Family Steak Houses, Inc. 1991 Stock Option Plan, the Ryan's Family Steak Houses, Inc. 1998 Stock Option Plan and the Ryan's Family Steak Houses, Inc. 2002 Stock Option
Plan (or any other stock option plan, program, agreement or arrangement of the Company and its Subsidiaries
(collectively, the "Company Stock Plans")), as of the Effective Time and to cause all Company Options to no longer
represent the right to purchase Company Common Stock or any other equity security of the Company, the Parent, the Surviving Corporation or any other Person; (ii) to cause, pursuant to the Company Stock Plans, each outstanding Vested Option to represent as of the Effective Time solely the right to receive, in accordance with this Section 1.8, a lump sum cash payment in the amount of the Option
Consideration, if any, with respect to such Vested Option, and each Unvested Option shall be canceled and forfeited without the receipt of any consideration; and (iv) to cause the transactions contemplated by this section to be exempt from the provisions of Section 16(b) of the Securities
Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act").

(b) Parent shall cause the Surviving Corporation to pay to each holder of a Vested Option, in respect and in consideration of each Vested Option so cancelled, as soon as practicable following the Effective Time (but in any event not later than five (5) business days after the Effective
Time), an amount equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such Vested Option, multiplied by (ii) the total number of shares of Company Common Stock issuable upon exercise of such Vested Option (whether or not then vested or exercisable), without any interest thereon (the "Option Consideration").

(c) As soon as practicable following the execution of this Agreement, the Company shall mail to each person who is a holder of Company Options a letter describing the treatment of and payment (if such option is a Vested Option) for such Company Options pursuant to this Section 1.8 and providing instructions for obtaining payment for such Vested Options. The Parent shall at all times from and after the Effective Time cause the Surviving Corporation to maintain sufficient liquid funds to satisfy its obligations to holders of Vested Options pursuant to this Section 1.8.

(d) As of the Effective Time, the Company Stock Plans shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be canceled. At and after the Effective Time, no Person shall have any right under the Company Options, the Company Stock Plans or any other plan, program or arrangement with respect to equity securities of the Surviving Corporation or any Subsidiary thereof, except the right to receive the amount payable under this
Section 1.8.

(e) No additional Company Options or other equity-based awards or other rights to acquire Company Common Stock shall be granted pursuant to the Company Stock Plans or otherwise after the Agreement Date.

(f) The Board of Directors of the Company shall adopt such resolutions or take such other actions as may be required or appropriate such that, upon the Effective Time, each Company Option and Company Stock Plan is treated in accordance with this Section 1.8.

          Section 1.9    Employee Stock Purchase Plan.

                     As soon as practicable following the
Agreement Date, the Board of Directors of the Company (or if appropriate, any committee of the Board of Directors of the Company administering the Employee Stock Purchase Plan (the "ESPP")) shall adopt such resolutions or take such other actions as may be required to provide that (i) participants may not increase their payroll deductions or purchase elections from those in effect as of the Agreement Date,
(ii) no offering period shall commence after the Agreement Date, (iii) each participant's outstanding right to purchase shares of Company Common Stock under the ESPP shall terminate on the day immediately following the Agreement Date, provided that all amounts allocated to each participant's account under the ESPP as of such date shall thereupon be used to purchase whole shares of Company Common Stock at the applicable price determined under the ESPP for then outstanding offering periods using such date as the final purchase date for each offering period and (iv) the ESPP shall terminate immediately following the purchases of Company Common Stock on the day prior to the day on which the Effective Time occurs.

          Section 1.10   Adjustments.

                      In the event of any stock split,
reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization, exchange, readjustment or other like change with respect to the Company Common Stock occurring after the Agreement Date and prior to the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series affected thereby, shall be adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization, exchange, readjustment or other like change.

                         ARTICLE II
                           PAYMENT

          Section 2.1    Surrender of Certificates.

                      From and after the Effective Time,
each holder of a certificate that immediately prior to the Effective Time represented an outstanding Share (a "Certificate") shall be entitled to receive in exchange therefor, upon surrender thereof to the Paying Agent, the Merger Consideration into which the Shares formerly evidenced by such Certificate were converted into the right to receive pursuant to the Merger. No interest shall be payable on the Merger Consideration to be paid to any holder of a Certificate irrespective of the time at which such Certificate is surrendered for exchange.

          Section 2.2    Paying Agent; Certificate Surrender
                           Procedures.


          (a) Prior to the Effective Time, the Parent (with the approval of the Company, not to be unreasonably conditioned, withheld or delayed) shall designate, or shall cause to be designated, a bank or trust company based in the United
States, to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the "Paying Agent").
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(b)  Immediately prior to the Effective Time, the Parent
shall deposit, or cause to be deposited, with the Paying
Agent, an amount in cash sufficient to provide all funds necessary for the Paying Agent to make payment of the aggregate Merger Consideration payable pursuant to
Section 1.7 (the "Payment Fund"). For purposes of determining the amount of Merger Consideration to be so deposited, the Parent and the Merger Subsidiary shall assume that no holder of Company Common Stock shall perfect any right to dissent from the Merger and obtain payment for his, her or its Company Common Stock pursuant to Chapter 13 of the SCBA. Pending payment of such funds to the holders of Certificates, the Payment Fund shall be held and may be invested by the Paying Agent pursuant to the terms of the agreement entered into between the Parent and the Paying
Agent. The Parent shall replenish the Payment Fund to the extent of any investment losses any monies lost through any investment made pursuant to this subsection (b).

(c) As soon as reasonably practicable, and in any event not later than three (3) business days after the Effective Time, the Parent shall instruct the Paying Agent to mail to each record holder of a Certificate (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of Certificates for the Merger Consideration. Upon the surrender to the Paying Agent of a Certificate together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Paying Agent to be delivered in connection therewith, the holder shall be entitled to receive promptly in exchange therefor the Merger Consideration into which the Shares formerly represented by such Certificates so surrendered have been converted into the right to receive in accordance with the provisions of this Agreement and the Certificates so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (i) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not required to be paid. Until so surrendered, each outstanding Certificate shall be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration without interest thereon, into which the Shares represented by such Certificate have been converted into the right to receive in accordance with the provisions of this Agreement.

          Section 2.3    Transfer Books.

                      The stock transfer books of the
Company shall be closed at the Effective Time, and no transfer of any shares of Company Common Stock shall thereafter be recorded on any of the stock transfer books. In the event of a transfer of ownership of any shares of Company Common Stock prior to the Effective Time that is not registered in the stock transfer records of the Company at the Effective Time, the Merger Consideration into which such Company Common Stock has been converted into the right to receive in the Merger shall be paid to the transferee in
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accordance with the provisions of Section 2.2 only if the
Certificate is surrendered as provided in Section 2.2 and accompanied by all documents required to evidence and effect such transfer (including evidence of payment of any applicable stock transfer taxes).

          Section 2.4    Termination of Payment Fund.

                      Any portion of the Payment Fund
(including any interest received with respect thereto) that remains undistributed one hundred eighty (180) days after the Effective Time shall be delivered to the Parent upon demand, and each holder of Company Common Stock as of the Effective Time who has not previously surrendered Certificates in accordance with the provisions of this
Article II shall thereafter look only to the Parent (subject to abandoned property, escheat or similar laws) as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates or affidavits of loss in lieu thereof, without any interest thereon.

          Section 2.5    Lost Certificates.

                      If any Certificate shall have been
lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably acceptable to the Parent) of that fact by the Person making such a claim, and, if required by the Parent, the posting by such Person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against or with respect to such Certificate, the Paying Agent shall pay the Merger Consideration in respect of each Share represented by such lost, stolen or destroyed Certificate.

          Section 2.6    No Rights as Stockholder.

                      From and after the Effective Time,
the holders of Certificates shall cease to have any rights as a stockholder of the Surviving Corporation except as otherwise expressly provided in this Agreement or by applicable Laws, and the Parent shall be entitled to treat each Certificate that has not yet been surrendered for exchange solely as evidence of the right to receive the Merger Consideration into which the Company Common Stock evidenced by such Certificate has been converted pursuant to the Merger.

          Section 2.7    Withholding.

                      Each of the Parent, the Merger
Subsidiary, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration and/or Option Consideration payable to any former holder of Company Common Stock and Company Options, or pursuant to Sections 1.8 and 1.9, all amounts required to be deducted or withheld therefrom by the Internal Revenue Code of 1986, as amended (the "Code"), or other applicable state, local or foreign tax Laws. To the extent that amounts are so deducted and withheld and paid to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder thereof in respect of which such deduction and withholding was made by the Parent or the Surviving Corporation. All payments to any Governmental Authority required to be made in connection with the withholding Taxes as described in this Section 2.7 shall be paid to the relevant Governmental Authority through the withholding tax payment systems of the Surviving Corporation.

          Section 2.8    Escheat.

                      Neither the Parent, the Merger
Subsidiary nor the Company shall be liable to any former holder of Company Common Stock for any portion of the Merger Consideration delivered to any public official pursuant to any applicable abandoned property, escheat or similar Law. In the event any Certificate has not been surrendered for the Merger Consideration prior to the sixth anniversary of the Closing Date, or prior to such earlier date as of which such Certificate or the Merger Consideration payable upon the surrender thereof would otherwise escheat to or become the property of any Governmental Authority, then the Merger Consideration otherwise payable upon the surrender of such Certificate will, to the extent permitted by applicable Laws, become the property of the Surviving Corporation, free and clear of all rights, interests and adverse claims of any person.

                         ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except (i) with respect to Sections 3.7 through
3.16 and Section 3.19, as disclosed in any report, schedule, form, statement or other document filed with, or furnished to, the Securities and Exchange Commission (the "SEC") by the Company and publicly available at least two (2) business days prior to the date of this Agreement and, for the avoidance of doubt, without giving effect to any change of fact or circumstance subsequent to the date such document was filed or furnished, or (ii) as set forth in the letter dated the Agreement Date from the Company to the Parent (the "Company Disclosure Letter") (it being understood that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such information is relevant to such other section or subsection), the Company represents and warrants to the Parent and Merger Subsidiary that:

          Section 3.1    Corporate Existence and Power.


          (a) Each of the Company and its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently being conducted, except when the failure to be in good standing or have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to conduct business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed and in good standing individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to the Parent or its counsel, true, correct and complete copies of the charter and bylaws or other equivalent organizational documents, as applicable of each of the Company and its Subsidiaries, in each case as amended and in effect on the Agreement Date. Neither the
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
Company nor any of its Subsidiaries is in violation of any of the provisions of its charter or bylaws or equivalent organizational documents.

(b) For the purposes of this Agreement, "Company Material Adverse Effect" means a Material Adverse Effect with respect to the Company and "Material Adverse Effect" means any event, circumstance, condition, change, development or effect that, individually or in the aggregate with all other events, circumstances, conditions, changes, developments or effects, would have a material adverse effect on the business, financial condition, assets, liabilities, operations or results of operations of a Person and its Subsidiaries taken as a whole, or the ability of a Person to consummate the Merger and to perform its obligations under this Agreement. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, a joint venture, an association, a trust, an unincorporated organization or any other entity or organization, including any Governmental Authority. Notwithstanding the foregoing, a Company Material Adverse Effect shall not include any event, circumstance, condition, change, development or effect (i) relating to financial, credit or securities markets or economic conditions in general; (ii) relating to changes in Law or applicable accounting regulations or principles or interpretations thereof, to the extent such event, circumstances, condition, change, development or effect described in this clause (ii) does not materially, disproportionately impact the Company and its Subsidiaries taken as a whole relative to other companies operating in the restaurant industry; (iii) relating to the restaurant industry generally, to the extent such event, circumstance, condition, change, development or effect described in this clause (iii) does not materially, disproportionately impact the Company and its Subsidiaries taken as a whole relative to other companies operating in such industry; (iv) consisting of any change in the Company Common Stock price or trading volume, in and of itself, or any failure, in and of itself, by the Company to meet revenue or earnings projections (it being understood that the facts or occurrences giving rise to or contributing to such change in the Company Common Stock price, trading volume or failure to meet revenue or earnings projections may be taken into account in determining whether there has been a Company Material Adverse Effect); (v) relating to the announcement of this Agreement (including any termination of, reduction in or similar negative impact on relationships with any suppliers, distributors or employees of the Company and its Subsidiaries, to the extent such change or effect was due to the identity of Parent or its Affiliates) and the transactions contemplated hereby and performance of and compliance with the terms of this Agreement.
Notwithstanding the foregoing, any occurrence of any food borne illness at any restaurant owned or operated by the Company that results in death or serious bodily injury which would reasonably be expected to cause the consolidated earnings before income taxes of the Company to decline by more than 10% over a period of at least one year shall be deemed to have had a Company Material Adverse Effect.

            Section 3.2    Capitalization.


          (a) The authorized capital stock of the Company consists of
One Hundred Million (100,000,000) shares of Company Common Stock. As of the close of business on July 21, 2006, 42,325,415.38 shares of Company Common Stock were issued and outstanding and 2,896,347 shares were reserved for issuance pursuant to the Company Stock Plans. All of the issued and
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
outstanding shares of the capital stock of the Company are, and all shares which may be issued pursuant to the exercise of the Company Options or pursuant to the Company Stock Plans shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the SCBA, the Company's articles of incorporation or bylaws or any contract or commitment to which the Company is a party or otherwise bound and (ii) issued in compliance with all applicable Laws, including federal and state securities Laws and all requirements set forth in applicable contracts governing the issuance of such Company Options. The Company has granted no Company Options outside of the Company Stock Plans.

(b) There are no outstanding or authorized options, calls, warrants, subscription rights, convertible securities, conversion rights, exchange rights or other contracts, agreements or commitments that could require the Company or any of its Subsidiaries to issue, transfer, sell or otherwise cause to become outstanding any of its capital stock or other securities. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any of its Subsidiaries or other equity interest in the Company or any of its Subsidiaries, or securities convertible into or exchangeable for such shares or equity interests. The Company Disclosure Letter sets forth a list of all outstanding Company Options and any other awards, the plan under which the options or other awards were granted, as well as the respective exercise prices, dates of grant and vesting schedules thereof. Except as set forth in
Article I, the Company is not party to or bound by any obligation to accelerate the vesting of any Company Options.

(c) Neither the Company nor any of its Subsidiaries is a party to, bound by, or has knowledge of, any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company or any of its Subsidiaries.

(d) The Board of Directors of the Company has not declared any dividend or distribution with respect to the Company
Common Stock the record or payment date for which is on or after the Agreement Date.

(e)  Other than with respect to the Subsidiaries listed on
Section 3.2(e) of the Company Disclosure Letter, the Company does not directly or indirectly own any securities or beneficial ownership interests in any other Person (including through joint ventures or partnership arrangements) or have any investment in any other Person. All of the outstanding shares of capital stock of the Company's Subsidiaries that are owned by the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws applicable to such Subsidiary in such Subsidiary's state of incorporation, such Subsidiary's articles of incorporation or bylaws (or the equivalent thereof) or any contract or commitment to which such Subsidiary is a party or otherwise bound, and
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(ii) issued in compliance with all applicable Laws,
including federal and state securities laws, and are owned by the Company or one of its Subsidiaries, free and clear of any and all Liens. For purposes of this Agreement, "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, community property interest, equitable interest, lease, license, charge, option, right of first refusal, easement, servitude, restrictive covenant, right of way, encroachment or other survey defect, title defect, encumbrance, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribution of ownership or other restriction or limitation whatsoever.

(f) As of the Agreement Date, (i) no bonds, debentures, notes or other indebtedness of the Company having the right to vote are issued or outstanding, and (ii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

(g) The Company Common Stock is listed for quotation on the NASDAQ National Market. No other securities of the Company or any of its Subsidiaries are listed or quoted for trading on any United States domestic or foreign securities exchange.

(h) Holders of Company Common Stock are not entitled to dissenters' rights under Chapter 13 of the SCBA.

          Section 3.3    Authorization of Transaction.


      (a) The Company has full corporate power and authority and has taken all requisite corporate action to enable it to execute and deliver this Agreement, and, subject to obtaining the Company Stockholders Approval, to enter into this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Parent and the Merger Subsidiary, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar Laws of general applicability relating to or affecting enforcement of creditors' rights generally and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) In connection with its adoption of the resolutions of the Board of Directors of the Company described in the Preamble to this Agreement, the Board of Directors of the Company received the opinion of Brookwood referenced in
Section 3.21.

(c) The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement, and the
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

transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other anti takeover Laws of the State of South Carolina, including Chapter 2 of Title 35 of the 1976 Code of Laws of South Carolina, as amended (the "SC Code"). The Company has taken all action required to be taken by it in order to make this Agreement and the transactions contemplated hereby comply with, and this Agreement, and the transactions contemplated hereby do comply with, the requirements of any articles, sections or provisions of its articles of incorporation and bylaws concerning "business combination," "fair price," "voting requirement," "constituency requirement" or other related provisions.

          Section 3.4    Vote Required.

                      The affirmative vote of the holders
of two-thirds of the outstanding shares of Company Common Stock (the "Company Stockholders Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the consummation of the transactions contemplated hereby.

          Section 3.5    Noncontravention; Approvals.

                      Except for (a) filings and approvals
necessary to comply with the applicable requirements of the Exchange Act, (b) filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any other applicable competition, merger control, antitrust or similar laws or regulations (collectively with the HSR Act, the "Antitrust Laws"), (c) the Company Stockholders Approval and the filing of the Articles of Merger pursuant to the SCBA, and any similar certificates or filings to be made pursuant to the corporation laws of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, and (d) any filings required under the rules and regulations of the NASDAQ National Market, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, shall
(i) violate or conflict with any provision of the articles of incorporation or bylaws of the Company or the equivalent organizational documents of any of its Subsidiaries,
(ii) result in a violation or breach of, be in conflict with, or constitute or create (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Company Material Agreement, (iii) violate any Laws applicable to the Company, any of its Subsidiaries or any of their properties or assets, (iv) require any filing or registration with, notification to, or authorization, consent or approval of, any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government with appropriate jurisdiction over the Company, any of its Subsidiaries or their respective properties or assets, whether federal, state or local, domestic or foreign (each a "Governmental Authority") or (v) result in the creation or imposition of any Lien on any of the property or assets of the Company or any of its Subsidiaries; except in the case of clauses (ii),
(iii), (iv), and (v) for such violations, breaches, defaults or Liens that, or filings, registrations, notifications, authorizations, consents or approvals the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (excluding for this purpose only clause (vi) of the penultimate sentence of Section 3.1(b)).

          Section 3.6 Company Filings; Information in the Proxy
                      Statement.


          (a) The Company has filed on a timely basis all proxy statements, reports, schedules, forms, statements and other documents (including exhibits thereto), and all amendments thereto, required to be filed by it with the SEC since
January 1, 2005 (collectively, together with the information incorporated by reference therein, the "Company SEC
Documents"). Each of the Company SEC Documents, as of its filing date (or if amended or superseded by a filing prior to the Agreement Date, then as of the date of such filing) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended
(together with the rules and regulations thereunder, the "Securities Act"), the Exchange Act or the Sarbanes-Oxley
Act of 2002 ("SOXA") (as the case may be) and the applicable rules and regulations of the SEC thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any statements, reports, schedules, forms or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents (the "Financial Statements"), (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis throughout the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of the Company's and its Subsidiaries' operations and cash flows for the periods indicated, subject, in the case of the unaudited interim financial statements, to normal and recurring year-end audit adjustments. Except as reflected in the Financial Statements, neither the Company nor any of its Subsidiaries is a party to any material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K promulgated under the Exchange Act). As of the Agreement Date, the Company has not had any material dispute with KPMG, LLP regarding accounting matters or policies during any of its past two full fiscal years or during the current fiscal year that is currently outstanding or that has resulted in (x) a passed adjustment or (y) any restatement of the Financial Statements.

   (c) Without limiting the generality of the foregoing, KPMG, LLP has not resigned nor been dismissed as independent public accountant of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting practices which materially impacts or would require the restatement of any previously issued financial statements, covering one or more years or interim periods for which the Company is required to provide financial statements, such that they should no longer be relied on.

     (d) As of the Agreement Date, to the knowledge of the Company, no investigation by the SEC with respect to the Company or any of its Subsidiaries is pending or threatened.

    (e) As required by Rule 13a-15 of the Exchange Act, the Company has established and maintains (i) internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), which is designed to provide reasonable assurance regarding the reliability of the Company's financial reporting and its preparation of financial statements for external purposes in accordance with GAAP and
(ii) disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act), which are designed to ensure that all material information required to be disclosed by the Company in the Company SEC Documents is accumulated and communicated to the Company's and its Subsidiaries' management, as appropriate to allow timely decisions regarding required disclosure. Each Company SEC Document that was required to be accompanied by the certifications required of the Company's principal executive officer and principal financial officer pursuant to Sections 302 and 906 of SOXA and the rules and regulations promulgated thereunder was accompanied by such certification and, at the time of filing or submission of each such certification, to the knowledge of the Company's principal executive officer and principal financial officer, such certification was true and accurate and complied with SOXA and the rules and regulations promulgated thereunder as of the date filed.

     (f) The proxy statement to be provided to the Company's stockholders in connection with the Company Stockholders Meeting (such proxy statement and any amendment thereof or supplement thereto, the "Proxy Statement") on the date mailed to the Company's stockholders and at the time of the Company Stockholders Meeting, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          Section 3.7    No Undisclosed Liabilities.

                      Neither the Company nor any of its
Subsidiaries has any liabilities or obligations of any nature (whether accrued or unaccrued, absolute or contingent, liquidated or unliquidated, or due or to become due) required by GAAP to be set forth on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto, except for (a) liabilities and obligations accrued or reserved in the Financial Statements as of December 28, 2005 or otherwise disclosed in the Company SEC
Documents, (b) liabilities and obligations incurred in the ordinary course of business, consistent with past practice, since December 28, 2005, (c) other liabilities and obligations that, individually or in the aggregate, would not reasonably be expected to have a Company Material
Adverse Effect and (d) liabilities and obligations which have been discharged or paid prior to the Agreement Date.

       Section 3.8    Absence of Company Material Adverse
                      Effect.

                      Since December 28, 2005, (i) to the
Agreement Date, there has not been a Company Material
Adverse Effect, nor does there exist or has there occurred
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

any event, change, circumstance, condition, development or effect that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse
Effect, and (ii) neither the Company nor any of its Subsidiaries has taken or authorized the taking of any action prohibited by, or that would be, if taken after the Agreement Date, in violation of, Section 5.3.

          Section 3.9    Litigation and Legal Compliance.


          (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (i) there are no claims, actions, suits or proceedings pending, or to the Company's knowledge, threatened by or against the Company or any of its Subsidiaries, (ii) to the Company's knowledge there is no investigation pending or threatened by or against the Company or any of its Subsidiaries and (iii) neither the Company nor any of its Subsidiaries is subject to any outstanding judgment, injunction, order or decree of any Governmental Authority. There are no judicial or administrative actions or proceedings pending, or to the Company's knowledge, threatened, and to the Company's knowledge there are no investigations pending or threatened by or against the Company, that question the validity of this Agreement or any action taken or to be taken by the Company in connection with this Agreement.

         (b) Except for instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with each applicable federal, state, local and foreign law, statute, rule, regulation, ordinance, code, license, permit, order, legal doctrine, writ, injunction, judgment, decree, requirement or agreement with any Governmental Authority (including common law or the interpretation thereof) (collectively, the "Laws") to which the Company, any of its Subsidiaries, or any of their respective assets or properties may be subject. The Company and its Subsidiaries have all permits, licenses, approvals, authorizations of and registrations with and under all Laws, and from all Governmental Authorities, required by the Company and its Subsidiaries to carry on their respective businesses as currently conducted, except where the failure to have such permits, licenses, approvals, authorizations and registrations would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 3.10   Contract Matters.


          (a) Section 3.10 of the Company Disclosure Letter lists each of the Company Material Agreements that as of the Agreement Date are in effect or otherwise binding on the Company or any of its Subsidiaries or their respective properties or assets, other than those contracts or agreements that have been filed as exhibits to the Company
SEC Documents.  Section 3.10 of the Company Disclosure
Letter shall be deemed to be amended to include any contract or agreement that would qualify as a Company Material
Agreement which is entered into by the Company during the period between the date of this Agreement and the Effective
Time; provided that the Company shall have delivered written
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notice to the Parent of its entry into any such contract or agreement promptly, and in any event within two business days of its execution thereof. "Company Material
Agreements" means (i) any credit agreement, note, bond, guarantee, mortgage, indenture, lease (excluding leases covered by Section 3.14(b) or not required to be scheduled pursuant to that section), or other instrument or obligation pursuant to which any "indebtedness" of the Company or any of its Subsidiaries of more than $250,000 is outstanding or may be incurred; (ii) any contract or agreement under which the Company or any Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to any person in excess of $250,000 (other than to the Company or any Subsidiary and other than extensions of trade credit in the ordinary course of business, consistent with past practice); (iii) any agreement, contract or binding commitment which was, or which was required to be, filed as an exhibit to the Company SEC
Documents; and (iv) any (A) collective bargaining agreement;
(B) employment agreement contract or binding commitment providing for annual compensation or payments in excess of $250,000 in the current or any future year; (C) agreement, contract or commitment of indemnification or guaranty not entered into in the ordinary course of business consistent with past practice which would reasonably be expected to exceed $250,000, as well as any agreement, contract or commitment of indemnification or guaranty between the Company or any of its Subsidiaries and any of their respective officers or directors, irrespective of the amount; (D) agreement, contract or binding commitment containing any covenant directly or indirectly limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business, compete with any Person, or sell any product or service; (E) agreement, contract or binding commitment that shall result in the payment by, or the creation of any commitment or obligation (absolute or contingent) to pay on behalf of the Company or any of its Subsidiaries any severance, termination, change of control, "golden parachute," or other similar payments to any current or former employee, officer, director or consultant following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement; (F) agreement, contract or binding commitment by the Company or any of its Subsidiaries entered into since
January 1, 2005 or that has material obligations that are to be performed subsequent to the Agreement Date, relating to the disposition or acquisition of material assets not in the ordinary course of business or any ownership interest in any Subsidiary or other Person; (G) material agreements, contracts or binding commitments regarding the development, ownership or use of Intellectual Property (including material licenses to or from third parties but other than commercial off-the-shelf software, as that term is commonly understood); (H) material partnership, joint venture or similar agreement or arrangement; (I) any contract or agreement involving a standstill or similar obligation of the Company or any of its Subsidiaries to a third party; (J) any franchise agreement; (K) each contract or agreement the terms of which the Company or any Subsidiary is or will be bound to share its profits or pay any royalties; (L) each supplier agreement requiring payments in excess of $250,000;
(M) each power of attorney granted in favor of any Person;
or (N) other agreement, contract or binding commitment which is material to the operation of the Company's and its Subsidiaries' businesses. For purposes of this section, "indebtedness" shall mean, with respect to any Person, without duplication, (1) all obligations of such Person for borrowed money, (2) all obligations of others secured by any Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been
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

assumed, (3) all letters of credit issued for the account of such Person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business or to support workers' compensation insurance obligations or performance obligations under contracts entered into in the ordinary course) and (4) all obligations, the principal component of which are obligations under leases that are, or should be pursuant to GAAP, classified as capital leases; provided that, any obligations between or among the Company and its wholly-owned Subsidiaries shall not be considered to be "indebtedness" hereunder.

   (b) Each Company Material Agreement is valid, binding and enforceable upon the Company or the Subsidiary that is a party thereto, and to the Company's knowledge each other party thereto, and is, and following consummation of the transactions contemplated by this Agreement shall remain, in full force and effect (except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting the enforcement of creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought). There are no defaults or breaches under any Company Material Agreement by the Company or any of its Subsidiaries, or to its knowledge any other party thereto.

          Section 3.11   Tax Matters.


          (a)  The Company and each of its Subsidiaries have
(i) timely filed with the appropriate Governmental Authorities every material return, report or other document or information (including any election, declaration, disclosure, schedule, estimate or information return) required to be supplied to a taxing authority or agent thereof in connection with Taxes ("Tax Returns") required to be filed for all periods ending on or prior to the Effective Time, and for which a tax return is required by applicable Law to be filed on or prior to such Effective Time (including pursuant to extensions properly obtained), and such filed Tax Returns are correct and complete in all material respects, (ii) timely paid in full or made adequate provision for the payment of all Taxes and (iii) timely withheld and paid all Taxes required by applicable Laws to have been withheld and paid as of the Effective Time in connection with amounts paid or owing to any employee, independent contractor, creditor, or other third party. The liabilities and reserves for Taxes reflected in the balance sheet included in the Company Reports as of and for the period ended December 28, 2005 are adequate to cover all Taxes of the Company and its Subsidiaries for all periods ending at and prior to the date of such balance sheet and there are no material Liens for Taxes upon any property or asset of the Company or any of its Subsidiaries, except for Liens for Taxes not yet due. The Company has delivered to the Parent correct and complete copies of all federal income Tax Returns filed for 2002, 2003 and 2004 and any amended federal income Tax Returns filed within the three-year period ending on the Agreement Date, and all state, local and foreign income Tax Returns filed for 2004. The Company and its Subsidiaries have each disclosed on their respective Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of

Code Section 6662 or any similar provision of applicable
Law, and is in possession of supporting documentation as may be required under any such provision.

   (b)  Neither the Company nor any of its Subsidiaries:
(i) has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than waivers and extensions which are no longer in effect; (ii) has received any written notice indicating an intent to open an audit or other review, a request for information related to Tax matters, or notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed (and no audit or administrative or judicial Tax proceeding is pending or being conducted with respect to the Company or any of its Subsidiaries); (iii) has been subject to a written claim by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; (iv) is a party to any agreement providing for the allocation or sharing of Taxes with any person that is not, directly or indirectly, a wholly owned Subsidiary of the Company; (v) for taxable years after 2001, has "participated" (within the meaning of Treasury Regulation
Section 1.6011-4(c)(3)(i)(A)) in any "listed transaction" within the meaning of Code Section 6011 or any similar provision of state, local or foreign Law; (vi) is presently required, or shall be required, to include any taxable income for any period ending after the Closing Date as a result of (A) a change in method of accounting under Code
Section 481 made prior to the Closing Date, (B) any intercompany transaction, (C) an installment sale or open transaction disposition made on or prior to the Closing Date, or (D) a prepaid amount received on or prior to the Closing Date (or under any provision of Law of any jurisdiction with similar consequences as any of (vi)(A) through (vi)(D) above); or (vii) is a party to any material agreement, contract, arrangement or plan (A) pursuant to which any one of them is required to make a compensatory payment to any individual more than two and one-half (2 1/2) months after the calendar year in which services were performed as an employee in such calendar year commencing in 2005, (B) that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code Section 280G, or any amount that would not be fully deductible as a result of Code Section 162(m), or (C) pursuant to which it is bound to compensate any Person for excise or other additional Taxes paid pursuant to Code Sections 409A or 4999 or any similar provision of state, local or foreign Law. There are no unresolved issues of law or fact which, to the knowledge of the Company, arise out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service or any other Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries.

    (c) For purposes of this Agreement, "Tax" or "Taxes" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts, and other like charges imposed by the United States or any other Governmental Authority (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto), whether disputed or not, including (A) taxes or other charges on or with respect to income, estimated income, franchise, escheat, windfall or other profits, gross receipts, real or personal property, sales, use, capital gains, capital stock or shares, premium, payroll, employment, social security (or similar), workers' compensation, occupation, unemployment compensation,
disability, environmental (including taxes under Code
Section 59A), alternative or add-on minimum, estimated or net worth; (B) taxes or other charges in the nature of excise, withholding, ad valorem, license, registration, stamp, transfer, value added, or gains taxes; and
(C) customs duties, tariffs, import and export taxes and similar charges; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law; and (iii) any liability for payment of amounts described in clauses (i) and (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any Person.

     Section 3.12   Employee Benefit Matters.


          (a) Each plan, program, agreement or arrangement of the Company or any of its Subsidiaries constituting (i) an employee welfare benefit plan as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 (as amended, "ERISA") is referred to herein as an "Employee Welfare Benefit Plan" and (ii) an employee pension benefit plan as defined in Section 3(2) of ERISA is referred to herein as an "Employee Pension Benefit Plan." The Employee Welfare Benefit Plans, Employee Pension Benefit Plans and each other employee benefit plan, agreement, program or arrangement or employment practice maintained by the Company or any of its Subsidiaries with respect to any of its current or former employees, officers, directors or consultants or to which the Company or any of its Subsidiaries contributes or is required to contribute with respect to any of its current or former employees, officers, directors or consultants are collectively referred to herein as the "Company Plans." With respect to each Company Plan:

                    (i)  such Company Plan (and each related
trust, insurance contract or fund, if applicable) has been administered in a manner consistent in all material respects with its written terms and complies in all material respects in form and operation with the applicable requirements of ERISA and the Code and other applicable Laws;

                   (ii) all required reports, returns, similar documents and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been filed or distributed appropriately with respect to such Company Plan and there are no investigations by any Governmental Authority with respect to termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Plans), suits or proceedings against or involving any company Plan or asserting any rights or claims to benefits under any company Plan that would give rise to any material liability, and to the knowledge of the Company, there are no facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding;

                   (iii) The requirements of Part 6 of Subtitle
B of Title I of ERISA and Code Section 4980B have been met in all material respects with respect to each such Company Plan which is an Employee Welfare Benefit Plan;

                   (iv) all material contributions, premiums or other payments (including all employer contributions and employee salary reduction contributions) that are required to be made under the terms of any Company Plan have been timely made and properly provided for in the Financial Statements contained in the most recent Company SEC Documents;

                   (v)  each such Company Plan which is an
Employee Pension Benefit Plan intended to be a "qualified plan" under Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service stating that such plan is a qualified plan and exempt from income tax under Sections 401(a) and 501(a) of the Code, and no event has occurred which would reasonably be expected to cause the loss, revocation or denial of any such favorable determination letter;

                   (vi) to the extent applicable, the Company has previously delivered to the Parent, upon its request, correct and complete copies of the plan documents (or in the case of any unwritten Company Plan, a description thereof) and most recent summary plan descriptions, the most recent determination letter received from the Internal Revenue
Service, the three (3) most recent Form 5500 Annual Report, has previously delivered the most recent actuarial report, the most recent audited financial statements, and all related trust agreements, insurance contracts and other funding agreements that implement such Company Plan; and

                   (vii) all Company Plans are by their terms able to be amended or terminated by the Company without advance notice and without incurring additional liabilities.

          (b) With respect to each Employee Welfare Benefit Plan or Employee Pension Benefit Plan that the Company or any of its Subsidiaries maintains or ever has maintained, or to which any of them contributes, ever has contributed or ever has been required to contribute, there have been no non-exempt prohibited transactions (as defined in Section 406 of ERISA and Code Section 4975) with respect to such plan, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plan, and no action, suit, proceeding, hearing or, to the Company's knowledge, investigation with respect to the administration or the investment of the assets of such plan (other than routine claims for benefits) is pending or, to the Company's knowledge, threatened.

        (c) Neither the Company nor any of its Subsidiaries, nor any other entity which, together with the Company or any of its Subsidiaries, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code (an
"ERISA Affiliate") contributes to or has in the past six years sponsored, maintained, contributed to or had any liability in respect of any defined benefit pension plan (as defined in Section 3(35) of ERISA) or plan subject to
Section 412 of the Code or Section 302 of ERISA.

      (d) No Company Plan is a Multiemployer Plan and neither the Company, its Subsidiaries nor any of their respective ERISA

Affiliates has at any time sponsored or contributed to, or had any liability or obligation in respect of, any Multiemployer Plan.

     (e) Neither the Company nor any of its Subsidiaries has any obligation to provide medical, health, life insurance or other welfare benefits for currently retired or future retired or terminated employees, their spouses or their dependents (other than in accordance with Code
Section 4980B), including any such obligations resulting from transactions contemplated by this Agreement.

     (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event)
(i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former employee, officer, director or consultant of the Company;
(ii) increase any benefits otherwise payable under any Company Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits;
(iv) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment," as defined in
Section 280G(b)(1) of the Code; or (v) result in the triggering or imposition of any restrictions or limitations on the rights of the Company to amend or terminate any Company Plan.

      (g) Prior to the execution of this Agreement, for each Company Stock Option Plan, the Board of Directors or other body authorized to administer and interpret such Company Stock Option Plan has made the determination and directed, in each case in accordance with the terms of such Company Stock Option Plan, that the Company Stock Options shall be treated as set forth in Section 1.8 of this Agreement.

         Section 3.13   Environmental Matters.


          (a) (i) The Company and its Subsidiaries are and have been in compliance with all applicable Environmental Laws and have all permits, licenses and authorizations required by such Environmental Laws necessary for the operation of their businesses as presently conducted; (ii) there is no order, claim, action, proceeding or demand for information pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries pursuant to Environmental Laws; (iii) the Company is not otherwise subject to any liability under Environmental Laws including any liability arising out of the release or disposal of hazardous, toxic, dangerous or regulated substances into the environment; and (iv) the Company and its Subsidiaries have not received any notice, demand letter or request for information from any Governmental Authority or third party, which has not heretofore been resolved with such Governmental Authority or third party, indicating that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Laws; provided, however, that no representation or warranty is made in the foregoing clauses (i), (ii), (iii) and (iv) with respect to matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     (b) For purposes of this Agreement, "Environmental Laws" means any Federal, state, local or foreign Laws relating to
(i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource)
or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling production, release or disposal of, Hazardous Substances, in each case as amended. The term
"Environmental Laws" includes the Comprehensive
Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended by the Superfund Amendment and Reauthorization Act of 1986 and as further amended, the Federal Water Pollution Control Act, 33 U.S.C.
 1251 et seq., as amended, the Solid Waste Disposal Act of 1976, 42 U.S.C. 6901 et seq., as amended, the Clean Air
Act, 42 U.S.C.  7401 et seq., as amended, the Toxic
Substances Control Act, 15 U.S.C.  2601 et seq., as
amended, the Hazardous Material Transportation Act,
49 Ap. U.S.C.A. 1801 et seq., as amended, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136
et seq., as amended, and comparable state and local Laws.

     (c) For purposes of this Agreement, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Laws. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Authority or any Environmental Laws including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

         Section 3.14   Real Estate.


          (a) The Company or one of its Subsidiaries is the owner of good, marketable and insurable fee title to the land described in Section 3.14(a) of the Company Disclosure
Letter and to all of the buildings, structures and other improvements located thereon (collectively, the "Owned Real Property"), free and clear of all Liens except for Permitted Liens. For purposes of this Agreement, "Permitted Lien" means (i) Liens for Taxes not delinquent or the validity of which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Company's financial statements in accordance with GAAP consistently applied; (ii) statutory landlord's, mechanic's, carrier's, workmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business and securing amounts that are not past due and as to which adequate reserves have been established on the Company's financial statements in accordance with GAAP consistently applied; and (iii) other Liens arising in the ordinary course of business, other than liens for indebtedness or other monetary obligation, which do not
(x) interfere in any material respect with the use or occupancy of the affected property as currently used or operated or (y) materially reduce the market value of the Real Property below the fair market value the Real Property would have had but for such encumbrance.

     (b) Section 3.14(b)(1) of the Company Disclosure Letter contains a true, correct and complete schedule of all leases, subleases, licenses and other agreements (including all modifications, amendments and supplements thereto) (collectively, the "Real Property Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (the land, buildings and other real property improvements covered by the Real Property Leases being herein called the "Leased Real Property"), which schedule sets forth the date of and parties to each Real Property Lease, the date of and parties to each amendment, modification and supplement thereto, the term and renewal terms (whether or not exercised) thereof and a brief description of the Leased Real Property covered thereby.
The Company has heretofore delivered to the Parent true, correct and complete copies of all Real Property Leases.
Each Real Property Lease is valid, binding and in full force and effect. Except for the matters listed in
Section 3.14(b)(2) of the Company Disclosure Letter (collectively, the "Permitted Leased Real Property Exceptions"), the Company or its Subsidiary, as applicable, holds the leasehold estate under and interest in each Real Property Lease free and clear of all Liens. There are no material disputes with respect to each Real Property Lease and except as disclosed in Section 3.14(b)(3) of the Company Disclosure Letter, neither the Company, nor, to the knowledge of the Company, any other party to each Real Property Lease, is in breach or default under such Real Property Lease, and no event has occurred or failed to occur or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Real Property Lease. Except as set forth in Section 3.14(b)(4) of the Company Disclosure Letter, no consent by the landlord or other third party under any of the Real Property Leases is required in connection with the consummation of the transactions contemplated herein and each of the Real Property Leases will continue to be in full force and effect on identical terms following the Closing. Except as disclosed in
Section 3.14(b)(5) of the Company Disclosure Letter, the Company or its Subsidiary has non-disturbance agreements with the landlord's lender with respect to each Real
Property Lease.

       (c) All of the land, buildings, structures and other improvements and all appurtenances thereto used by each of the Company and its Subsidiaries in the conduct of its business are included in the Owned Real Property and the Leased Real Property. The Leased Real Property and the Owned Real Property are hereinafter collectively referred to as the "Real Property."

       (d) Section 3.14(d) of the Company Disclosure Letter contains a true, correct and complete schedule of all material leases, subleases, licenses and other agreements (including all modifications, amendments and supplements thereto) (collectively, the "Space Leases") granting to any person other than the Company or any of its Subsidiaries any right to the possession, use, occupancy or enjoyment of the Real Property or any portion thereof. The Company has heretofore delivered to the Parent true, correct and complete copies of all Space Leases.

       (e) Neither the Company nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option,
right of first refusal, right of first offer or other contractual right to purchase, acquire, sell or dispose of the Real Property or any portion thereof or interest therein.

      (f) All buildings, structures, fixtures, building systems and equipment included in the Real Property (the
"Structures") are in reasonably good condition and repair in all material respects and sufficient for the operation of the business of the Company, subject to reasonable wear and tear and subject to replacements and upgrades of fixed assets consistent with the Company's capital expenditures budget and in the ordinary course of business. There are no facts or conditions affecting any of the Structures which would interfere in any material respect with the use or occupancy of the Structures or any portion thereof in the operation of the business of the Company.

      (g) Neither the Company nor any of its Subsidiaries has received notice or has knowledge of any pending, threatened or contemplated condemnation proceeding affecting the Real Property or any part thereof or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

      (h) The present use of the land and Structures on the Real Property are in conformity in all material respects with all applicable laws, rules, regulations and ordinances, including all applicable zoning laws, land use laws and restrictions, building codes, setback requirements, ordinances and regulations and with all registered deeds, restrictions of record, reciprocal easement agreements or other agreements affecting such Real Property, and neither the Company nor any of its Subsidiaries has knowledge of any proposed change therein that would so affect any of the Real Property or its use and neither the Company nor any of its Subsidiaries has knowledge of any violation thereof. To the Company's or any applicable Subsidiary's knowledge, there exists no conflict or dispute with any regulatory authority or other Person relating to any Real Property or the activities thereon which would be reasonably likely to result in a Material Adverse Effect. No damage or destruction has occurred with respect to any of the Real Property that would reasonably be expected to result in a Material Adverse Effect.

     (i) Section 3.14(i) of the Company Disclosure Letter sets forth a list of all construction and material alteration projects currently ongoing with respect to any Real Property (the "Construction Projects"). The Construction Projects are proceeding in a workmanlike fashion in compliance in all material respects with all applicable laws, rules, regulations and ordinances, and, to the Company's knowledge, there are no facts or conditions affecting any of the Construction Projects which would interfere in any significant respect with the completion of the Construction Projects, or the use, occupancy or operation thereof, which interference would reasonably be expected to result in a Material Adverse Effect. No Construction Project or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property.

      Section 3.15    Intellectual Property Matters.


          (a) Either the Company or one of its Subsidiaries owns, or otherwise has the right pursuant to a valid written license, sublicense or other agreement to use, all Intellectual

Property used in connection with the business of the Company or any of its Subsidiaries as presently conducted or contemplated (the "Company Intellectual Property"), free and clear of all Liens. "Intellectual Property" shall mean all intellectual property or other proprietary rights of any kind, as they exist anywhere in the world, including (i) all copyrights, all renewals and extensions thereof, and all registrations and applications thereof, (ii) domain names, Internet addresses, and other computer identifiers, web sites, and web pages, and similar rights and items,
(iii) patents, patent applications, inventions (whether or not patentable) and other patent rights, (iv) computer software programs, including all source code, object code, specifications, databases, designs and related documentation (collectively, "Software"), (v) trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, all registrations and applications for registration thereof, and all goodwill associated therewith,
(vi) trade secrets, know-how, inventions, processes, procedures, customer information, confidential business information, and technical information (collectively, "Trade Secrets"), and (vii) licenses, sublicenses, distribution agreements, covenants not to sue and other agreements and permissions relating to items (i)-(vi) (collectively, "IP Licenses").

    (b) Section 3.15(b)(i) of the Company Disclosure Letter sets forth a true and complete list of all registrations, issuances, filings and applications for any Intellectual Property owned or filed by the Company or any of its Subsidiaries as well as all material unregistered Company Intellectual Property. All such items of Intellectual Property are valid, subsisting, enforceable and in full force and effect.

    (c) Each of the Company and its Subsidiaries has taken all necessary and desirable actions to maintain and protect each item of Company Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries, including taking all reasonable or necessary actions and precautions to protect the secrecy, confidentiality, and value of its Trade Secrets and the proprietary nature and value of its Intellectual Property.

   (d) To the Company's knowledge, (i) none of the Company Intellectual Property, business operations, products or services owned, used, developed, provided, sold, licensed, imported or otherwise exploited by the Company or any of its Subsidiaries, or made for, used or sold by or licensed to the Company or any of its Subsidiaries by any person nor the conduct of the Company or its subsidiaries' business infringes upon, misappropriates or otherwise violates any Intellectual Property rights of others, and (ii) no person is infringing upon or otherwise violating the Intellectual Property rights of the Company or any of its Subsidiaries. There are no claims pending or, to the Company's knowledge, threatened, and there is no fact, event, condition or circumstance that, directly or indirectly, may give rise to or serve as a basis for the commencement of any claim,
(x) contesting the right of the Company or any of its Subsidiaries to use any of the Company's or such Subsidiary's products or services currently or previously used by the Company or such Subsidiary or (y) opposing or attempting to cancel any rights of the Company or such Subsidiary in or to any Company Intellectual Property.

    (e) Section 3.15(e) of the Company Disclosure Letter sets forth a true and complete list and description of all Software used by the Company or any of its Subsidiaries (except for "off-the-shelf software," as such term is commonly understood, that is commercially available on a retail basis under non-discriminatory pricing terms and used solely on the desktop personal computers of the Company).
All Software used by the Company or any of its Subsidiaries performs in conformance with its documentation, is free from any material software defect and does not contain any malicious code. The Company and each of its Subsidiaries has made back-ups of all such Software (specifically including all databases) and has maintained such backups at a secure off-site location. The Company and each of its Subsidiaries is in compliance with each IP License relating to Software to which it is a party, and each such IP License shall remain in full force and effect following the consummation of the transactions contemplated herein.

    (f) After the consummation of the transactions contemplated herein, the Company will own all right, title, and interest in and to or have a valid written license to use all Company Intellectual Property on identical terms and conditions as each of the Company or its subsidiaries enjoyed immediately prior to such transactions.

    (g) Each of the Company and its Subsidiaries has security measures and safeguards in place that are adequate and appropriate in all material respects to protect information it collects from customers and other parties from illegal or unauthorized access or use by its personnel or third parties or access or use by its personnel or third parties in a manner that could reasonably be expected to lead to a violation of the privacy rights of third parties. Neither the Company nor any of its Subsidiaries has collected, received or used such information in an unlawful manner or in violation of the privacy rights of third parties, and to the Company's knowledge, no Person has gained unauthorized access to or made any unauthorized use of such information in any manner that has led or could reasonably be expected to lead to a material legal liability of the Company or its Subsidiaries.

     Section 3.16   Labor Matters.

                      Neither the Company nor any of its
Subsidiaries is a party to any collective bargaining agreements, memoranda of understanding, settlements or other labor agreements with any union or labor organization.
There are no material disputes or controversies pending or, to the Company's knowledge, threatened between the Company or any of its Subsidiaries and any of their current or former employees or any labor or other collective bargaining unit representing any such employee that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. To the Company's knowledge, as of the Agreement Date, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries. To the Company's knowledge, as of the Agreement Date, there are no current Department of Labor, Office of Federal Contract Compliance Programs or Equal Employment Opportunity Commission audits pending with respect to the Company or any of its Subsidiaries except for audits arising in the ordinary course of business or that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Company's knowledge, it is in
material compliance with all local, state and federal wage and hours laws (including the Federal Fair Labor Standards
Act) and all federal immigration laws. There are no material liabilities or obligations relating to any individual's current or former employment with the Company or its Subsidiaries or related entities arising in connection with any violation of any Laws. No individual who has performed services for the Company or any of its Subsidiaries has been improperly excluded from participation in any Company Plan, and neither the Company nor any of its Subsidiaries has any direct or indirect liability, whether actual or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer. Neither the Company nor any of its Subsidiaries has incurred any liability or obligation and none of the employees of the Company or any of its Subsidiaries have experienced or will experience an employment loss (as defined by the federal Worker Adjustment and Retraining Notification Act of 1988, including the regulations promulgated thereto ("WARN") or any similar state or local statute) during the 90 day period immediately prior to the Closing, or that if such employment losses do occur, with prior written notice to the Parent, that the Company will timely give all notices required to be issued under, and otherwise comply with, WARN and any similar state or local statues and regulations of any applicable jurisdiction related to "plant closings", "mass layoffs" (or similar triggering event) caused by the Company. To the extent that, after the Closing, the Parent operates the business of the Company and its Subsidiaries in the same manner operated by the Company and its Subsidiaries during the six-month period prior to the Closing, the Parent will not incur any liability under WARN or any similar state or local statute.

          Section 3.17   Amendment to the Rights Agreement.

                      The Company has taken and will
maintain in effect all necessary action to prevent the Shareholder Rights Agreement, dated as of February 18, 2005, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent, as amended (the "Rights Agreement"), from being applicable to this Agreement and the transactions contemplated hereby, including preventing any right issued or issuable under the Rights Agreement from becoming exercisable by virtue of this Agreement, the Merger or any other transaction contemplated by this Agreement and ensuring that (a) neither the Parent nor the Merger Subsidiary nor any of their "Affiliates" (as defined in the Rights Agreement) or "Associates" (as defined in the Rights Agreement) is considered to be an "Acquiring Person" (as defined in the Rights Agreement) by virtue of this Agreement, the Merger or any other transaction contemplated by this Agreement, (b) the provisions of the Rights Agreement, including the occurrence of a Share Acquisition Date (as defined in the Rights Agreement) or Distribution Date (as defined in the Rights Agreement), are not and shall not be triggered by reason of the execution, announcement or consummation of this Agreement, the Merger any other transaction contemplated by this Agreement and (c) each right issued and outstanding immediately prior to the Effective Time shall expire without additional payment at the Effective Time. The Company has delivered to the Parent a true and correct copy of the Rights Agreement as amended and supplemented to the date of this Agreement.

          Section 3.18   Takeover Laws.

                      The restrictions contained in
Chapter 2 of Title 35 of the SC Code do not apply to the

Company, this Agreement, the Merger or the other transactions contemplated herein. The Company has taken all necessary action to render any other potentially applicable anti-takeover or similar statute or regulation or provision of the articles of incorporation or by-laws, or other organizational or constitutive document or governing instruments of the Company or any of its Subsidiaries, inapplicable to this Agreement and the transactions contemplated by this Agreement.

          Section 3.19   Insurance.

                      Section 3.19 of the Company
Disclosure Letter sets forth a list of all material insurance policies that the Company and each of its respective Subsidiaries maintain. Such policies or binders of insurance cover risks in amounts adequate for the Company and its Subsidiaries' respective businesses and operations and are customary in the industry in which the Company and its Subsidiaries operate. All material insurance policies maintained by the Company and its Subsidiaries are in full force and effect, all premiums due and payable thereon have been paid (and no further premiums or payments are due after the Effective Time with respect to any coverage prior to the Effective Time), and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms and conditions of such policies. No limit imposed on any such insurance policy has been exhausted or significantly diminished and each provider of the insurance policies listed in Section 3.19 of the Company Disclosure Letter is solvent as of the Agreement Date. The Company has made available to the Parent true and correct copies of all loss run reports for the past five years which have been provided to the Company, its Subsidiaries or any of their insurance agents.

          Section 3.20   Brokers' Fees.

                      Except for the fees and expenses
payable by the Company to Brookwood Associates, LLC
("Brookwood") pursuant to a letter agreement dated January
27, 2006 (the "Brookwood Engagement Letter"), a complete copy of which has been previously delivered to the Parent, neither the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated by this Agreement.

          Section 3.21   Opinion of Financial Advisor.

                      The Company has received the opinion
of Brookwood, dated the Agreement Date, to the effect that, as of the date the opinion was delivered, the consideration to be received by the holders of Company Common Stock (the "Company Stockholders") pursuant to this Agreement is fair to the Company Stockholders, other than the Parent, the Merger Subsidiary and their respective Subsidiaries, from a financial point of view. Upon the Company's receipt of the written version of such opinion, the Company will promptly provide the Parent with a copy of such opinion. The Company has received the consent of Brookwood to include its final written opinion in the Proxy Statement subject to the terms and provisions of the Brookwood Engagement Letter.

                         ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF
            THE PARENT AND THE MERGER SUBSIDIARY

          The Parent and the Merger Subsidiary, jointly and severally, represent and warrant to the Company that:

          Section 4.1    Corporate Existence and Power.

                      Each of the Parent and the Merger
Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently being conducted, except when the failure to be in good standing or have such power and authority, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of the Parent or the Merger Subsidiary to consummate the Merger (a "Parent Material Adverse Effect"). Each of the Parent and the Merger Subsidiary is duly qualified or licensed to conduct business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed and in good standing, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Since the date of its incorporation, the Merger Subsidiary has not engaged in any activities other than in connection with, or as contemplated by, this Agreement.

          Section 4.2    Authorization of Transaction; Non-
                         Contravention; Approvals.


          (a) The Parent and the Merger Subsidiary have full corporate power and authority and have taken all requisite corporate action to enter into this Agreement and, subject to the adoption of this Agreement by the Parent as the sole stockholder of the Merger Subsidiary (which shall occur promptly after the execution and delivery hereof), to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Parent and the Merger Subsidiary and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and legally binding agreement of the Parent and the Merger Subsidiary enforceable against each of them in accordance with its terms, except that (i) such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar Laws of general applicability relating to or affecting enforcement of creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    (b) Except for (a) filings and approvals necessary to comply with the applicable requirements of the Exchange Act,
(b) filings pursuant to the HSR Act and any other applicable Antitrust Laws, (c) the filing of the Articles of Merger pursuant to the SCBA and (d) any filings required under the rules and regulations of the NASDAQ National Market, neither
the execution and delivery of this Agreement by the Parent and the Merger Subsidiary, nor the consummation by the Parent and the Merger Subsidiary of the transactions contemplated hereby, shall (i) violate or conflict with any provision of the articles of incorporation or bylaws of the Parent or the Merger Subsidiary, (ii) violate any Laws applicable to the Parent or the Merger Subsidiary or any of their respective properties or assets, or (iii) require any filing or registration with, notification to, or authorization, consent or approval of, any Governmental Authority; except in the case of clauses (ii) and (iii) for such violations, breaches or defaults that, or filings, registrations, notifications, authorizations, consents or approvals that the failure to obtain, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.3    Financing Capability.

          (a) The Parent has entered into a sale-leaseback facility commitment letter with Drawbridge Special Opportunity Fund, LLC dated July 23, 2006 ("Drawbridge") and the Parent and the Merger Subsidiary have entered into a debt financing commitment letter from Credit Suisse Securities (USA) LLC and UBS Securities LLC (together with Drawbridge, the "Lenders") dated July 24, 2006 (the "Commitment Letters") pursuant to which the sale-leaseback facility and debt financing sources identified therein have committed to provide to the Parent up to $1.5 billion in the aggregate
(the "Financing"), subject to the terms and conditions therein and assuming that the conditions set forth in Sections 6.1 and 6.2 are satisfied as of the Closing. The Parent has delivered correct and complete copies of the Commitment Letters to the Company. As of the date hereof, the Commitment Letters (i) are in full force and effect,
(ii) are binding and enforceable against the Parent and, to the knowledge of Parent, each of the other parties thereto in accordance with their respective terms, except that
(A) such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar Laws of general applicability relating to or affecting enforcement of creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (iii) have not been amended or terminated in any manner adverse to the Company. As of the date of this Agreement, the Parent does not believe that the Commitment Letters will be terminated or amended in any material respect in a manner adverse to the Company. As of the date of this Agreement, the Lenders have not advised Parent, Merger Subsidiary or any of their respective Affiliates of any facts which cause them to believe the financings contemplated by the Commitment Letters will not be consummated substantially in accordance with the terms thereof. All commitment fees and other fees required to be paid pursuant to the Commitment Letters on or prior to the date hereof have been paid.

   (b) To the knowledge of the Parent, as of the date hereof, there are no conditions precedent related to the funding of the Financing other than as set forth in the Commitment
Letters.

          Section 4.4    Information in the Proxy Statement.

                      The information supplied by the
Parent or the Merger Subsidiary expressly for inclusion or incorporation by reference in the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          Section 4.5    Litigation.

            As of the Agreement Date, there are no claims, actions or proceedings pending or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries before any Governmental Authority that seek to restrain or enjoin the consummation of the Merger or that, if adversely determined, would adversely affect in any material respect Parent or any of its Subsidiaries' ability
(financial or otherwise) to consummate the Merger. As of the Agreement Date, neither the Parent nor any of its Subsidiaries is subject to any to any outstanding judgment, injunction, order or decree of any Governmental Authority which prohibits or restricts the consummation of the transactions contemplated by this Agreement.

          Section 4.6    Brokers' and Finders' Fees.

                      Except for the fees and expenses
payable by the Parent to Berenson & Company, LLC pursuant to a letter agreement dated May 31, 2006, the Parent has not incurred any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                          ARTICLE V
                          COVENANTS

          Section 5.1    General.

                      Subject to the terms and conditions
of this Agreement, each of the parties shall take all actions and do all things necessary, proper or advisable to perform its obligations under this Agreement which are required to be performed on or prior to the Closing, and use its reasonable efforts to consummate and make effective the transactions contemplated by this Agreement as promptly as reasonably practical.

          Section 5.2    Further Assurances.

                      Prior to the Closing Date, each of
the parties shall give all required notices to third parties and Governmental Authorities and shall use its reasonable efforts to obtain all material third party and governmental consents and approvals that it is required to obtain in connection with this Agreement, the Merger and the other transactions contemplated hereby. No later than ten (10) business days after the date of the execution of this Agreement, each of the parties shall file a Notification and Report Form and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act and any other applicable Antitrust Laws, shall use its respective reasonable efforts to obtain termination of the applicable waiting period under all Antitrust Laws and shall take all further actions and make all further filings pursuant to the Antitrust Laws that may be necessary, proper or advisable. Notwithstanding anything to the contrary contained herein, nothing contained in this Agreement shall be deemed to require the Parent or any of its Subsidiaries or the Company or any of its Subsidiaries to enter into any agreement,
consent decree or other commitment requiring the Parent or any of its Subsidiaries or the Company or any of its Subsidiaries to divest any assets or properties or to agree to any restriction on the operations of the Parent, the Surviving Corporation, the Company or any of their respective Subsidiaries after the Effective Time or to litigate, pursue or defend any action or proceeding by any Governmental Authority challenging any of the transactions contemplated hereby as violative of any Antitrust Laws. In connection with the foregoing, each party (i) shall promptly notify the other party in writing of any communication received by that party or its Affiliates from any Governmental Authority, and subject to applicable Laws, provide the other party with a copy of any such written communication (or written summary of any oral communication), and (ii) not participate in any substantive meeting or discussion with any Governmental Authority in respect of any filing, investigation or inquiry concerning the transactions contemplated by this Agreement unless it consults with the other party in advance, and to the extent permitted by such Governmental Authority, give the other party the opportunity to attend and participate thereat.
For purposes of this Agreement, "Affiliate" will mean, with respect to any Person, any other Person that (i) owns 10% or more of the voting securities of the first Person or any of its Subsidiaries, (ii) is a director, executive or officer of the first Person or any of its Subsidiaries, or
(iii) directly or indirectly controls, is controlled by or is under common control with the first Person or any of its Subsidiaries.

          Section 5.3    Interim Conduct of the Company.


        (a) Except as expressly permitted by this Agreement, set forth in Section 5.3 of the Company Disclosure Letter, or pursuant to the Parent's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (it being understood that reasonableness for this purpose will be assessed both from the Parent's perspective assuming the Closing will take place in accordance with this Agreement and from the Company's perspective in connection with its operational needs), from and after the Agreement Date through the Effective Time, the Company shall, and shall cause each of its Subsidiaries, (i) to conduct its operations in accordance with its ordinary course of business in all material respects, consistent with past practice, and (ii) use its reasonable efforts to preserve intact its business organization, keep available the services of its current officers and employees, preserve the goodwill of those having business relationships with the Company and its Subsidiaries, preserve its relationships with customers, creditors and suppliers, maintain its books, accounts and records and comply in all material respects with applicable Laws.

       (b) Without limiting the generality of the foregoing, except as provided in this Agreement, or in Section 5.3 of the Company Disclosure Letter, from and after the Agreement Date through the Effective Time, the Company shall not, and shall not cause or permit any of its Subsidiaries to, take any of the following actions without the prior written consent of the Parent:

                (i)  amend or propose to amend its certificate
(or articles) of incorporation or bylaws or file any certificate of designation or similar instrument with respect to any shares of its authorized but unissued capital stock;

               (ii) authorize or effect any stock split, combination or reclassification of shares of its capital stock or amend any term of any outstanding security of the Company or repurchase, redeem or otherwise acquire any shares of its capital stock;

               (iii) declare, pay or set aside any dividend or distribution with respect to the Company Common Stock or any other of its capital stock (other than dividends payable by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary), authorize for issuance or issue, sell, grant any shares of its capital stock (other than in connection with the exercise of Company Options outstanding on the Agreement Date and listed in the Company Disclosure Letter or in connection with any offering period under the ESPP that has commenced prior to the Agreement
Date; provided, however, that participants may not increase their payroll deductions or purchase selections from those in effect as of the Agreement Date.), options, warrants, stock appreciation rights, phantom equity, commitments, subscriptions, other rights of any kind (including Company Stock Based Awards) to acquire any shares of capital stock, or any other securities exercisable or exchangeable for or convertible into shares of its capital stock, or repurchase, redeem or otherwise acquire any shares of its capital stock or any other securities exercisable or exchangeable for or convertible into shares of its capital stock;

                (iv) merge or consolidate with any entity or liquidate, dissolve or effect any recapitalization or reorganization in any form or create any new Subsidiary;

                (v)  sell, lease, license, pledge, encumber
or otherwise dispose of any (A) Owned Real Property (other than in connection with any definitive agreement to sell, lease, pledge, encumber or otherwise dispose of any such Owned Real Property entered into prior to the date hereof) or (B) any other assets or any interests (including any shares of the capital stock of any of the Subsidiaries) that are material to the Company and its Subsidiaries, taken as a whole, other than assets used, consumed, replaced or sold in the ordinary course of business, consistent with past practice;

               (vi) acquire (whether by purchase of assets, purchase of stock, merger or otherwise) (A) any assets (including any equity interests) other than in the ordinary course of business or (B) any equity interest of any Person or any business or division of any business, or enter into any joint venture, partnership agreement, joint development agreement, strategic alliance agreement or other similar agreement (other than teaming or other similar agreements entered into by the Company and/or its Subsidiaries in the ordinary course of business, consistent with past practice);

               (vii) create, incur, assume or otherwise become liable for any indebtedness for borrowed money, or guarantee any such indebtedness; issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or its Subsidiaries; guarantee any debt securities of others; enter into any "keep well" or other contract to maintain any financial statement condition of any Person other than a wholly-owned Subsidiary or enter into any arrangement having the economic effect of the foregoing,
other than indebtedness existing as of the Agreement Date or incurred to refinance existing indebtedness on monetary terms, including with respect to prepayment, no less favorable to the Company or its Subsidiaries than the indebtedness being refinanced, borrowings under existing credit lines or any of the foregoing created, incurred or assumed in the ordinary course of business, consistent with past practice and intercompany indebtedness among the Company and its wholly-owned Subsidiaries;

                (viii) except as required as a result of changes in Law, GAAP or Regulation S-X of the Exchange Act, change any of the accounting principles or practices used by it as of December 28, 2005 that would reasonably be expected to materially affect the assets, liabilities or results of operation of the Company or any of its Subsidiaries;

                 (ix) make or change any Tax election, settle or compromise any Tax liability involving a payment of more than $1,000,000, change in any material respect any accounting method in respect of Taxes, file any amendment to a material
Tax Return, enter into any closing agreement, settle any material claim or material assessment in respect of Taxes involving a payment of more than $1,000,000, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, except, in each case, in the ordinary course of business consistent with past practice, or make any Tax payment outside the ordinary course of business consistent with past practice;

                  (x)  other than (A) as set forth in Section
5.3(x) of the Company Disclosure Letter or (B) as required to comply with applicable Laws or the terms of any employment-related agreement in effect on the Agreement Date, increase the compensation payable or to become payable to any director or officer (other than increases in cash compensation to employees who are not directors or officers, made in the ordinary course of business, consistent with past practice) or adopt, enter into, or increase any bonus, insurance, severance, pension or other benefit plan, payment or arrangement made to, for or with any such directors, officers or other employees, or grant any severance or termination pay to any officer or director or to any other employee except payments made in connection with the termination of employees who are not officers or directors in amounts consistent with its policies (existing immediately prior to the Agreement Date) and past practice;

                 (xi) enter into, adopt, amend or terminate any Company Plan or collective bargaining agreement;

                 (xii) make any capital expenditure, capital addition or capital improvement in an amount exceeding $100,000 or $1,000,000 in the aggregate;

                 (xiii)(A) enter into any contract, agreement or commitment (excluding purchase contracts for food or beverage supplies that (x) either do not require any volume commitments or (y) to the extent they do require volume commitments (I) could not require payments of $1,000,000 in the aggregate over the term of any such contract and (II) do not expire on or after December 31, 2006) of a character
that is, or would reasonably be expected to be, material to the Company and its Subsidiaries taken as a whole, or could require payments of more than $1,000,000 in the aggregate over the term of any such contract, agreement or commitment or (B) terminate, renew or amend in any material respect any contract, agreement or commitment that is, or would reasonably be expected to be, material to the Company and its Subsidiaries taken as a whole, or could require payments of more than $1,000,000 in the aggregate over the term of any such contract, agreement or commitment;

                  (xiv) waive, release or assign any material rights, claims or benefits of the Company or any Subsidiary under any Company Material Agreement;

                  (xv) engage in any "reportable transaction, " including any "listed transaction," each within the meaning of Code Section 6011 or any other applicable federal Law, including any Internal Revenue Service ruling, procedure, notice or other pronouncement;

                 (xvi) waive or release any rights that are material to the Company and its Subsidiaries, taken as a whole, or pay, discharge or satisfy any claims, liabilities or obligations that are, or would reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, before the same come due in accordance with their terms, except in either case other than the payment, discharge and satisfaction in the ordinary course of business of liabilities reflected on or reserved for in the Financial Statements of the Company included in the Company SEC
Documents or otherwise incurred in the ordinary course of business, consistent with past practice;

                (xvii) settle or compromise any pending or threatened suit, action or proceeding involving a settlement payment by the Company or any of its Subsidiaries in excess of $250,000 or requiring the Surviving Corporation to take or refrain from taking any material action after the Effective Time;

                (xviii) acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any material
Company Intellectual Property, or enter into any material commitment or transaction or take any material action, with respect to any Intellectual Property outside the ordinary course of business consistent with past practice, or do any act or knowingly omit to do any act whereby any Company Intellectual Property material to the business of the Company or any of its Subsidiaries may become invalidated, abandoned, unmaintained, unenforceable or dedicated to the public domain; or

                 (xix) agree, resolve or commit to do any of the foregoing.

          Section 5.4    Control of Operations.

                      Nothing contained in this Agreement
shall give to the Parent, directly or indirectly, rights to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its and its Subsidiaries' operations.

          Section 5.5 Proxy Statement; Company Stockholders
                      Meeting.

          (a) As promptly as practicable after the Agreement Date, the Company shall commence preparation of a Proxy
Statement relating to a special meeting of the Company's stockholders meeting (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholders Approval, and file a preliminary Proxy Statement with the SEC or its staff. The Company shall use its reasonable efforts to respond to any comments by the SEC or its staff to such preliminary Proxy Statement and to cause a definitive Proxy Statement to be mailed to the Company Stockholders as soon as possible following the Agreement Date. The Company shall notify the Parent promptly of the receipt of and shall respond promptly to any (i) comments from the SEC or its staff and
(ii) request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply the Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. The Parent and its counsel shall be given a reasonable opportunity to review and comment upon the Proxy Statement and any amendment or supplement thereto and any such correspondence prior to its filing with the SEC or dissemination to the Company Stockholders. If necessary, after the Proxy Statement has been so mailed, the Company shall promptly circulate amended, supplemental or supplemented proxy materials, and if required in connection therewith, resolicit proxies. Subject to Section 5.8(d), the Company shall include in the definitive Proxy Statement the unanimous recommendation of the Company's Board of Directors that the Company Stockholders vote in favor of approval of the Merger and the adoption of this Agreement
(the "Company Recommendation").

   (b) The Parent shall provide the Company with information concerning or relating to the Parent or the Merger
Subsidiary that may be required in connection with the preparation and filing of the Proxy Statement pursuant to this Section 5.5. The information supplied by the Parent and the Company for inclusion in the Proxy Statement shall not at the time (i) the Proxy Statement is filed with the SEC, (ii) the Proxy Statement is first mailed to the Company Stockholders, or (iii) of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or relating to the Parent or the Merger Subsidiary will be deemed to have been supplied by the Parent, and all other information will be deemed to have been supplied by the Company. The Company shall cause all documents filed with the SEC in connection with the Merger to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act.

      (c) The Company, acting through the Company's Board of Directors, shall in accordance with applicable Law and as soon as possible following the Agreement Date, establish a record date for, duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of voting upon this Agreement and the Merger, and the Company shall submit this Agreement at such meeting. The Company shall use its reasonable efforts (it being understood that such reasonable efforts shall not prevent the Company from withdrawing, modifying or changing its recommendation
pursuant to Section 5.8(d)) to solicit from the Company Stockholders proxies in favor of the adoption of this Agreement and take all actions reasonably necessary or, in the reasonable opinion of the Parent, advisable to secure the Company Stockholders Approval. Without limiting the generality of the foregoing, the Company's obligation pursuant to the preceding two sentences will not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or Superior Proposal or any withdrawal of the Company Recommendation. Subject to the Company withdrawing, modifying or changing its recommendation pursuant to
Section 5.8(d), the Company, acting through the Company's Board of Directors, shall make the Company Recommendation at the Company Stockholders Meeting.

          Section 5.6    Financing.


         (a) The Parent and the Merger Subsidiary shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to (i) maintain in effect the Commitment Letters and to satisfy the conditions (to the extent such conditions are under the reasonable control of the Parent) to obtaining the Financing set forth therein, (ii) enter into definitive financing agreements (the "Financing Agreements") with respect to the Financing so that the Financing Agreements are in effect as promptly as practicable (but no later than the third business day) following satisfaction of the conditions to this Agreement and (iii) consummate the Financing as soon as practicable following satisfaction of the conditions to this Agreement. The Parent shall keep the Company reasonably informed of the status of the financing process and shall advise the Company if, at any time after the date hereof, any of the representations and warranties set forth in Section 4.3 are no longer true and correct in any material respect.

         (b) If the Commitment Letters or the Financing Agreements expire or are terminated, amended, modified or supplemented for any reason, the Parent shall (i) promptly notify the Company of such expiration, termination, amendment, modification or supplement and the reasons therefor and
(ii) in the case of the termination or expiration of either of the Commitment Letters, use commercially reasonable efforts to obtain alternative financing to consummate the transactions contemplated by this Agreement; it being understood, however, that such commercially reasonable efforts would not require the Parent to obtain financing that is on terms less favorable, in substance, to the Parent and the Merger Subsidiary thereunder than those set forth in the Commitment Letters or the Financing Agreements, as the case may be.

         (c) The Company shall, and shall cause its Subsidiaries, to reasonably cooperate with the Parent in connection with the fulfillment of the obligations of the Parent under Sections 5.6(a) and 5.6(b) of the Agreement and the fulfillment of the condition set forth in Section 6.3(d) of the Agreement, including causing the Company and any of its Subsidiaries and each of their respective directors, officers, employees, agents, attorneys, accountants, investment bankers and other representatives (collectively, the "Company Representatives") to (i) provide, as promptly as reasonably practicable after the execution of this Agreement, the Parent with all audited financial statements and interim financial statements of the Company that would
be required to be included in a registration statement of the Parent filed under the Securities Act of 1933, as amended, pursuant to Rule 3-05 of Regulation S-X,
(ii) provide, as promptly as reasonably practicable after the execution of this Agreement, all financial information required by the Parent to produce pro forma financial statements for the Parent in accordance with Article 11 of Regulation S-X, (iii) assist with the preparation of such offering memoranda and documentation as is required under the Commitment Letters, (iv) meet with potential lenders and financing sources, (v) remove all Liens (other than Liens arising after the date of this Agreement in the ordinary course of business in favor of mechanics, contractors or repairmen for amounts which are not material to the business of the Company and its Subsidiaries, which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained) that are not Permitted Liens from the Leased Real Property and the Owned
Real Property, (vi) obtain consents, estoppel certificates, memorandums of leases, and subordination, non-disturbance and attornments agreements from the lessors of the Leased
Real Property, (vii) permit Phase II environmental investigations on up to 12 of the Owned Real Properties and Leased Real Properties and (viii) timely notify all third parties holding rights of first refusal, rights of first offers and purchase options against the Owned Real Property of the Financing and seek to obtain waivers of those rights.

      (d) The Company shall, and shall cause its Subsidiaries, to provide the Parent with financial statements and related information sufficient to permit the Parent to fulfill its obligations to provide financial disclosure relating to the Company, on a timely basis in any report under the Exchange Act.

      (e)  Upon the request of the Parent, the Company shall
(i) use its commercially reasonable efforts to cause its independent auditors to deliver to the SEC any auditor's consent that is required to be included in any filing with the SEC that includes or incorporates by reference the financial statements and related information of the Company and (ii) to the extent the Parent or any of its Subsidiaries conducts or intends to conduct an offering of securities (and if the registration statement, prospectus or offering memorandum for such offering includes or incorporates by reference the financial statements relating to the Company), use its commercially reasonable efforts to cause its independent auditors to deliver a letter containing statements and information of the type ordinarily included in accountant's "cold comfort letters" with respect to the financial statements and financial information relating to the Company contained or incorporated by reference in any such document relating to any such offering, in the case of each of (i) and (ii) above, within the time period reasonably requested by the Parent or any of its Subsidiaries. In addition, in connection with any SEC filing required to be made by the Parent or any of its Subsidiaries (or any SEC review of such filing), the Company shall permit the Parent and its authorized representatives to have reasonable access, during normal business hours and upon reasonable advance notice, to the properties, books and records of the Company and its Subsidiaries relating to the Company solely for the purpose of preparing any such SEC filing or responding to SEC questions, comments or requests on such SEC filing.

          Section 5.7    Additional Reports.

                      The Company will furnish to the
Parent drafts of any Company SEC Documents within a reasonable time prior to filing with the SEC, and copies of any Company SEC Documents that it files with the SEC on or after the date hereof, and the Company represents and warrants that as of the respective dates thereof, such filed reports will (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) contain financial statements prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange
Act), and (iii) contain financial statements that fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of the Company's and its Subsidiaries' operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and may be subject to normal and recurring year-end adjustments.

          Section 5.8    Acquisition Proposals.


          (a) From the Agreement Date until the Effective Time, the Company shall, and shall cause its Subsidiaries and each of the Company Representatives, to immediately cease all existing discussions, negotiations or other action with any other Person conducted heretofore with respect to any Acquisition Proposal. From the Agreement Date until the Effective Time, the Company shall not, and shall cause its Subsidiaries and each of the Company Representatives not to,
(i) solicit, initiate, knowingly facilitate or knowingly encourage, directly or indirectly, the making or submission of any Acquisition Proposal, (ii) enter into any letter of intent, agreement, arrangement or understanding with respect to any Acquisition Proposal, or agree to approve or endorse any Acquisition Proposal or enter into any agreement, arrangement or understanding that would require the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement,
(iii) initiate or participate in any way in any discussions or negotiations with, or furnish or disclose any information to, any Person (other than the Parent or the Merger
Subsidiary) in furtherance of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, or (iv) facilitate or further in any other manner any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal. Without limiting the foregoing, it is agreed that any violation of the foregoing restrictions by any Company Representative, whether or not such Person is purporting to act on behalf of the Company or any of its Subsidiaries, or otherwise, will be deemed to be a breach of this Section 5.8(a) by the Company.

     (b)  Notwithstanding the restrictions set forth in
Section 5.8(a), if at any time prior to obtaining the Company Stockholders Approval, the Company's Board of
Directors receives a bona fide, unsolicited Acquisition
Proposal (under circumstances in which there has not been a violation of Section 5.8(a)) and the Company's Board of Directors determines in good faith (after consulting with its financial advisor and outside legal counsel) that such

Acquisition Proposal is, or is reasonably likely to result in a Superior Proposal (as such term is defined in subsection (h) below) and that failure to take the action permitted under this paragraph would be inconsistent with its fiduciary duties to the Company Stockholders under applicable Laws, the Company may (or permit the Company
Representatives), subject to providing the Parent with the information required pursuant to subsection (c) below,
(A) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal pursuant to a customary confidentiality agreement not less restrictive (including with respect to standstill provisions) on the other party than the confidentiality agreement dated March 20, 2006 (the "Confidentiality
Agreement"), and (B) participate in discussions or negotiations with the Person making such Acquisition
Proposal.

    (c) The Company shall as promptly as practical, and in any event within forty-eight (48) hours, notify the Parent of any Acquisition Proposal or of any request for information or inquiry that could reasonably be expected to lead to an Acquisition Proposal, which notification shall include a copy of the applicable Acquisition Proposal or a reasonably detailed written summary thereof, request or inquiry (or, if oral, a written statement setting forth in reasonable detail the material terms and conditions of such Acquisition Proposal, request or inquiry), including the identity of the third party making such Acquisition Proposal, request or inquiry. The Company shall keep the Parent advised on a reasonably current basis of the status and content of any discussions or negotiations involving any Acquisition Proposal, request or inquiry and shall promptly make available to the Parent any non-public information furnished to any third party in connection therewith that has not been previously provided to the Parent. The Company will notify the Parent in writing promptly after any determination by the Board of Directors of the Company that an Acquisition Proposal is, or would reasonably be likely to result in or lead to, a Superior Proposal.

     (d) Neither the Company's Board of Directors nor any committee thereof will withdraw, modify or change, or propose publicly to withdraw, modify or change, in a manner adverse to the Parent, the Merger Subsidiary or the transactions contemplated by this Agreement, the Company Recommendation, unless prior to obtaining the Company Stockholders Approval, (A) the Company's Board of Directors determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties to the Company Stockholders under applicable Laws, and (B) if such withdrawal, modification or public proposal is taken in response to a Superior Proposal, then unless the Company also first gives the Parent three (3) business days written notice of the material terms and provisions of such Superior Proposal, during which three (3) business day period the Company will and will cause the Company Representatives to negotiate in good faith with the Parent, so that the Parent may propose an amendment to this Agreement for the purpose of causing the Acquisition Proposal to no longer constitute a Superior Proposal. In the case of (i) subclause (A) of the immediately preceding sentence, the Company may withdraw, modify or change its recommendation and shall give the Parent prompt notification thereof; and (ii) subclause
(B) of the immediately preceding sentence, if at the end of such three (3) business day period, the Company's Board of Directors continues to believe in good faith, after
receiving the advice of its financial advisors and outside legal counsel, that the Acquisition Proposal continues to be a Superior Proposal, and the Company has concurrently satisfied its obligations pursuant to Sections 7.3 and 7.4, then the Company may withdraw, modify or change the Company Recommendation by written notice to the Parent and terminate this Agreement pursuant to Section 7.1(c)(ii).

     (e) Unless the Company's Board of Directors has previously withdrawn or modified, or is concurrently withdrawing or modifying, the Company Recommendation in accordance with this section, the Company's Board of Directors shall not recommend any Acquisition Proposal to the Company
Stockholders. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company's
Board of Directors from complying with Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act with respect to any Acquisition Proposal or making any disclosure required by applicable Laws.

     (f) The Company shall not release nor permit the release of any Person from, or waive or permit the waiver of any provision of, and the Company shall use its reasonable efforts to enforce or cause to be enforced, any confidentiality, "standstill" or similar agreement to which any of the Company or any of its Subsidiaries is a party, unless the Company's Board of Directors determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties to the Company Stockholders under applicable Laws; provided, however, that the Company shall not release or permit the release from, or waive or permit the waiver of, any provision of any standstill or similar agreement the effect of which would be to permit such Person to effect a transaction without the approval of the Company's Board of Directors.

     (g) The term "Acquisition Proposal" means an inquiry, proposal, indication of interest or offer from any Person other than Parent or any of its Affiliates relating to any
(i) acquisition or sale of (1) 20% or more of the consolidated assets of the Company and its Subsidiaries, or
(2) 20% or more (in number or voting power) of the equity securities of the Company (or any of its Subsidiaries, as applicable), (ii) tender offer or exchange offer, as defined pursuant to the Exchange Act, that, if consummated, would result in any Person beneficially owning 20% or more (in number or voting power) of the equity securities of the Company (or a Company Subsidiary as applicable), or
(iii) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement or a merger involving only the Company and one or more of its wholly-owned Subsidiaries.

     (h) The term "Superior Proposal" means a bona fide, written Acquisition Proposal that is (i) not received in violation of Section 5.8(a); (ii) for at least a majority of the outstanding Company Common Stock or all or substantially all or a majority of the assets of the Company on a consolidated basis, provided that, a sale-leaseback or similar transaction shall not be deemed a Superior Proposal;
(iii) fully financed or for which financing, to the extent required, is reasonably likely to be available; and (iv) on
terms that the Company's Board of Directors determines in good faith (A) would result in a transaction that is more favorable to the Company Stockholders, from a financial point of view, than the transaction contemplated hereby, and
(B) is reasonably capable of being completed according to its terms.

          Section 5.9    Indemnification.

          (a) From and after the Effective Time, the Surviving Corporation shall fulfill and honor in all respects the obligations of the Company pursuant to any indemnification, exculpation and advancement of expenses provisions in favor of the current or former directors, officers, employees or agents of the Company or any of its Subsidiaries or any other person who, at the request of the Company or any of its Subsidiaries, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (the "Indemnified Parties") under the constitutional documents of the Company and its Subsidiaries or any agreement between an Indemnified Party and the Company or any of its Subsidiaries in effect as of the Agreement Date. The articles of incorporation and bylaws of the Surviving Corporation shall contain provisions with respect to indemnification, exculpation and advancement of expenses that are at least as favorable to the Indemnified Parties as those contained in the articles of incorporation and bylaws of the Company in effect on the Agreement Date, and such provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights of any of the Indemnified Parties thereunder.

	(b) The Surviving Corporation shall obtain, at the Effective Time, prepaid (or "tail") directors' and officers' liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time for six (6) years from the Effective Time, covering each Indemnified Party on terms with respect to such coverage and amounts no less favorable than those of such policies in effect on the date of this Agreement. In the event the Surviving Corporation is unable to obtain such "tail" insurance policies, then, for a period of six (6) years from the Effective Time, the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time, covering each Indemnified Party on terms with respect to such coverage and amounts (including with respect to the payment of attorneys' fees) no less favorable than those of such policies in effect on the date of this Agreement. Notwithstanding the provisions of this section, the Surviving Corporation shall not be obligated to make total annual premium payments with respect to such policies of insurance to the extent such premiums exceed two hundred and twenty-five percent (225%) of the last annual premium paid by the Company prior to the Agreement Date. If the annual premium costs necessary to maintain such insurance coverage exceed the foregoing amount, the Surviving Corporation shall maintain as much comparable directors and officers liability insurance and fiduciary liability insurance reasonably obtainable for an annual premium not exceeding the foregoing amount. The Company represents that the amount of the last annual premium paid by the Company prior to the Agreement Date was the amount set forth on Section 5.9(b) of the Company Disclosure Letter.

     (c) The Parent shall cause the Surviving Corporation to honor the provisions of this Section 5.9 and all indemnification agreements entered into by the Company and its Subsidiaries listed in Section 5.9 of the Company
Disclosure Letter.

     (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the SCBA or otherwise. Notwithstanding anything to the contrary contained in this Agreement or otherwise, the provisions of this Section 5.9 shall survive the consummation of the Merger, and each Indemnified Party will, for all purposes, be a third party beneficiary of the covenants and agreements contained in this Section 5.9 and, accordingly, shall be treated as a party to this Agreement for purposes of the rights and remedies relating to enforcement of such covenants and agreements and shall be entitled to enforce any such rights and exercise any such remedies directly against the Parent and the Surviving Corporation.

     (e) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision will be made so that the successors and assigns of the Surviving Corporation will assume the obligations set forth in this Section 5.9.

          Section 5.10   Public Announcements.

                      The initial press releases issued by
each party announcing the Merger and the transactions contemplated by this Agreement shall be in a form that is mutually acceptable to the Parent and the Company. Thereafter, the Parent and the Company shall consult with one another before issuing any press releases or otherwise making any public announcements with respect to the transactions contemplated by this Agreement, and except as may be required by applicable Laws or by the rules and regulations of the NASDAQ National Market shall not issue any such press release or make any such announcement prior to such consultation, except that (a) the Parent and the Company shall agree on the content of the first announcement made to the Company's employees regarding the execution of this Agreement and the transactions contemplated hereby and
(b) the Company may otherwise communicate with the Company's employees as it deems appropriate, provided that, in any formal communications with such employees (other than as contemplated by Section 1.8), the Company shall not make any commitments to the employees that might reasonably be expected to be binding upon the Parent or the Surviving Corporation after the Closing.

          Section 5.11   Full Access.

     (a) Between the Agreement Date and the Effective Time, the Company shall, and shall cause its Subsidiaries to, afford the Parent and its Representatives reasonable access during normal business hours and upon reasonable notice, to the officers, employees, agents, properties, books and records of the Company and its Subsidiaries.

     (b) The Parent shall hold, and shall cause its directors, officers, employees, agents and representatives to hold, all information provided to them pursuant to this Section 5.11 in confidence in accordance with the terms of the Confidentiality Agreement and, in the event of the termination of this Agreement for any reason, the Parent promptly shall return or destroy all such information in accordance with the terms of the Confidentiality Agreement.

       Section 5.12   Actions Regarding Anti-takeover Statutes.

                    If (a) the provisions of Chapter 2 of
Title 35 of the SC Code or (b) any other potentially applicable anti-takeover or similar statute or regulation is or becomes applicable to the transactions contemplated by this Agreement, the Board of Directors of the Company shall grant such approvals and take such other actions as may be required so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms and conditions set forth in this Agreement.

        Section 5.13   Continued Benefit Plans.

                     From the date on which the Effective
Time occurs through December 31, 2006, the employees of the Company who remain in the employment of the Surviving Corporation and its Subsidiaries (the "Continuing Employees") shall receive employee benefits that in the aggregate are either (i) substantially comparable to the employee benefits provided under the Company's employee benefit plans to such employees immediately prior to the Effective Time or (ii) at the Parent's election, substantially comparable to the employee benefits provided to similarly situated employees of the Parent; provided that neither the Parent nor the Surviving Corporation nor any of their Subsidiaries shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements. Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, the Parent or the Surviving Corporation to adopt or continue any specific plans or to continue the employment of any specific person.

        Section 5.14   Standstill Provisions.

              The restrictions on the Parent and the Merger
Subsidiary contained in Section 10 of the Confidentiality
Agreement are hereby waived by the Company but only to the extent reasonably necessary to permit the Parent and the Merger Subsidiary to consummate the transactions contemplated by this Agreement and/or to comply with their obligations or exercise their legal remedies under this Agreement.

        Section 5.15   Notification of Certain Matters;
                       Supplemental Disclosure.

                Each party shall give the other
reasonably prompt notice upon learning of any event that is reasonably likely to cause any of the conditions set forth in Article VI not to be satisfied. The Company shall give prompt written notice to the Parent of the occurrence of any event that, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect. Each of the Company, the Parent and the Merger Subsidiary agrees to use their respective reasonable efforts to prevent or promptly remedy, (i) the occurrence or
failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the Agreement Date to the Effective Time and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Each party shall give prompt written notice to the other of any material development which would give rise to a failure of a condition set forth in Article VI. The delivery of any notice pursuant to this Section 5.15 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice nor be deemed to have amended any of the disclosures set forth in the Company Disclosure Letter, to have qualified the representations and warranties contained herein or to have cured any misrepresentation or breach of a representation or warranty that otherwise might have existed hereunder by reason of such material development. No disclosure after the Agreement Date of the untruth of any representation and warranty made in this Agreement will operate as a cure of any breach of the failure to disclose the information, or of any untrue representation or warranty made herein.

          Section 5.16   Nonqualified Excess Plans.

                      As soon as practicable following the
Agreement Date, the Board of Directors of the Company (or if appropriate, any committee of the Board of Directors of the Company administering the Company Nonqualified Excess Plan and the Company Executive Nonqualified Excess Plan (collectively, the "Nonqualified Excess Plans")) shall adopt such resolutions or take such other actions as may be required (in form and substance satisfactory to Parent) to provide that the Nonqualified Excess Plans shall terminate immediately prior to the Effective Time, provided further that the distribution or payout of account balances with respect to the Nonqualified Excess Plans shall not be made until the last day of the month following the six month anniversary of the termination of such plans. The Parent shall cause the Surviving Corporation to maintain sufficient funds to meet the Company's obligation to pay out such account balances which amounts as of the date of this Agreement are set forth in Section 5.16 of the Company Disclosure Letter.

          Section 5.17   Title Insurance.

                     The Company shall use reasonable
efforts to assist the Parent in obtaining, at Closing, from First American Title Insurance Company and Commonwealth Land Title Company (collectively, the "Title Company") title insurance policies, in such amounts as the Parent reasonably determines to be the value of the Owned Real Property or Leased Real Property insured thereunder (the "Title Policies"). It is anticipated that each of the Title Policies shall provide extended coverage over the general or standard exceptions and have those endorsements attached thereto which are customary and reasonable for a transaction involving real property of this value and type. The Company shall provide the Title Company with such affidavits, undertaking or other assurances as may reasonably be requested by the Title Company to issue the Title Policies. The Parent shall pay all fees, costs and expenses with respect to the Title Commitments and Title Policies.

          Section 5.18   Surveys.

                     The Company shall use reasonable best
efforts to assist the Parent in obtaining, before Closing, a survey for each Owned Real Property and Leased Real Property, dated no earlier than the date of this Agreement,
prepared by a licensed surveyor satisfactory to the Parent, conforming to 2005 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys, and in a form reasonably satisfactory to the Parent (the "Surveys"). The Parent shall pay all fees, costs and expenses with respect to the Surveys.

                         ARTICLE VI
        CONDITIONS TO THE CONSUMMATION OF THE MERGER

          Section 6.1    Conditions to the Obligations of Each Party

                    .  The respective obligation of each
party to consummate the Merger and the other transactions contemplated hereby is subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived by the written agreement of the parties:

          (a)  the Company shall have obtained the Company
Stockholders Approval;

          (b) no order, decree, ruling, judgment or injunction will have been enacted, entered, promulgated or enforced by any Governmental Authority of competent jurisdiction making illegal or otherwise prohibiting the Merger and the consummation of the transactions contemplated by this Agreement substantially on the terms contemplated hereby, and continue to be in effect; and
          (c) all applicable waiting periods under the HSR Act will have expired or been terminated.


	Section 6.2   Conditions to the Obligation of the Company.

                     The obligations of the Company to
consummate the Merger and the other transactions contemplated hereby, are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) the representations and warranties of the Parent and the Merger Subsidiary contained herein (which for purposes of this subparagraph shall be read as though none of them contained any Parent Material Adverse Effect or materiality qualification) shall be true and correct in all respects as of the Closing Date with the same effect as though made as of the Closing Date (provided that, any representations and warranties made as of a specified date shall be required only to continue on the Closing Date to be true and correct as of such specified date), except for any failure of such representations and warranties to be true and correct that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect;

      (b) each of the Parent and the Merger Subsidiary shall have performed or complied with in all material respects all covenants and obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time; and

 	(c) the Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by an executive officer of the Parent, certifying the satisfaction of the conditions set forth in subsections (a) and
(b) above.

    Section 6.3    Conditions to the Obligation of the Parent
                           and the Merger Subsidiary.

                      The obligations of the Parent and the
Merger Subsidiary to consummate the Merger and the other transactions contemplated hereby, are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Parent:

       (a) the representations and warranties of the Company contained herein (which for purposes of this subparagraph shall be read as though none of them contained any Company Material Adverse Effect or materiality qualification) shall be true and correct in all respects as of the Closing Date with the same effect as though made as of the Closing Date (provided that, any representations and warranties made as of a specified date shall be required only to continue on the Closing Date to be true and correct as of such specified date), except for any failure of such representations and warranties to be true and correct that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect;

       (b) the Company shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time;

      (c) since the Agreement Date, there shall have been no Company Material Adverse Effect;

      (d) the Company shall have delivered to the Parent a certificate, dated the Closing Date and signed by an executive officer of the Company, certifying the satisfaction of the conditions set forth in subsections (a) through (c) above;

     (e) the Company or its Subsidiaries shall have received the proceeds of the sale leaseback transaction with Drawbridge immediately prior to the Effective Time, and the Parent and the Merger Subsidiary shall have received the other proceeds of the Financing, in each case on terms that are no less favorable in substance to the Parent, the Merger Subsidiary or the Surviving Corporation thereunder than those set forth in the Commitment Letters or the Financing Agreements, as the case may be; and

     (f) the Company shall have delivered an affidavit meeting the requirements of Code Section 1445(b)(3) and the regulations promulgated thereunder, certifying that either:
(i) the Company is not and has not been a United States real property holding corporation (within the meaning of Code
Section 897(c)(2)) during the period described in Code
Section 897(c)(1)(A)(ii); or (ii) as of the Effective Time, interests in the Company are not United States real property interests by reason of Code Section 897(c)(1)(B).

          Section 6.4    Frustration of Closing Conditions.

                     None of the Company, the Parent or
the Merger Subsidiary may rely on the failure of any condition set forth in Sections 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such party's material breach of this Agreement has been a principal cause of the failure of such condition to be satisfied.

                         ARTICLE VII
                         TERMINATION

          Section 7.1    Termination.

                      This Agreement may be terminated at
any time prior to the Effective Time, whether before or, subject to the terms hereof, after the Company Stockholders
Approval has been obtained:

          (a) by mutual written agreement of the Parent and the Company;

           (b)  by either the Parent or the Company, if:

                    (i) the Closing has not occurred by January 15, 2007 (the "Outside Date"); provided, that the party seeking to terminate this Agreement pursuant to this subsection (b)(i) has not breached in any material respect its obligations under this Agreement in any manner that has been the principal cause of, or resulted in, the failure of the Closing to occur on or before such date;

                   (ii) (A) there are any Laws that prohibit or make the Merger illegal, or if an order, decree, ruling, judgment or injunction has been entered by a Governmental Authority of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling, judgment or injunction has become final and non-appealable, and (B) the party seeking to terminate this Agreement pursuant to this subsection (b)(ii) has used its reasonable efforts to resist, resolve or remove such Laws, order, decree, ruling, judgment or injunction;

                 (iii) at the Company Stockholder Meeting
(including any adjournment or postponement thereof), the Company
Stockholders Approval has not been obtained, unless such failure to obtain the Company Stockholders Approval is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; or

                 (iv) any one of the following shall have occurred; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (b)(iv) has used reasonable efforts to resist, resolve or remove the impediments to the Closing set forth in subparagraphs (A), (B), and (C) of this subsection (b)(iv):
                         (A)  the waiting period applicable
to the consummation of the Merger under the HSR Act shall not have expired or been terminated by the Outside Date;

                         (B)  any Governmental Authority
files a complaint or otherwise commences a proceeding seeking a judgment, injunction, order or decree enjoining the consummation of the Merger or restraining or prohibiting

the operation of the business of the Parent or any of its Subsidiaries or the Company or any of its Subsidiaries after the Effective Time; or

                         (C)  the Parent receives notice
that the United States Federal Trade Commission has authorized its staff to file a complaint, or that the Assistant Attorney General or other appropriate official at the United States Department of Justice has authorized the staff of the Antitrust Division to seek a preliminary injunction, as the case may be, enjoining consummation of the Merger;

          (c)  by the Company:

                    (i) if (A) the representations and warranties of the Parent and/or the Merger Subsidiary contained in Article IV of this Agreement fail to be true and correct in any respect that causes a failure of the condition set forth in
Section 6.2(a) or (B) the Parent or the Merger Subsidiary materially breaches or materially fails to perform its covenants and other agreements contained herein; provided that, in each of the foregoing clauses (A) and (B), such breach or failure cannot be or has not been cured in all material respects within thirty (30) days after the Company's written notice thereof to the Parent or the Merger Subsidiary; or

                   (ii) prior to obtaining the Company Stockholders Approval, if (A) the Board of Directors of the Company approves and authorizes the Company to enter into a definitive agreement providing for the implementation of a Superior Proposal, and
(B) immediately following termination of this Agreement the Company enters into such definitive agreement; provided that, concurrent with the termination of this Agreement pursuant to this subsection and as a condition precedent thereof, the Company pays to the Parent the Company
Termination Fee and Expense Reimbursement in accordance with Sections 7.3 and 7.4; or

                 (iii) if (a) either of the Commitment Letters expires or terminates prior to the Outside Date (or is amended, such that the total amount of the Financing is not sufficient to consummate the transactions contemplated hereby), and Parent has not secured a replacement Commitment Letter (on terms that are no less favorable, in substance, to Parent and the Merger Subsidiary than the expired or terminated Commitment Letter or Letters) within thirty (30) days after the date of such expiration, termination or amendment.

          (d)  by the Parent if:

                    (i)  (A) the representations and warranties
of the Company contained in Article III of this Agreement fail to be true and correct in any respect that causes a failure of the conditions set forth in Section 6.3(a) of this Agreement or
(B) the Company materially breaches or materially fails to perform its covenants and other agreements contained herein; provided that, in each of the foregoing clauses (A) and (B), such breach or failure cannot be or has not been cured in all material respects within thirty (30) days after the Parent's written notice thereof to the Company;

                   (ii) (A) the Company's Board of Directors
(or any committee thereof) withdraws or modifies in a manner adverse to the Parent or Merger Subsidiary the Company Recommendation or exempts any Person other than the Parent or Merger Subsidiary from the provisions of Chapter 2 of Title 35 of the SC Code or the Rights Agreement; (B) the Company's Board of Directors fails to reconfirm the Company Recommendation within ten (10) business days after receipt of a request by the Parent, provided that, any such request may be made only after notice of any of the following events (as any of the following events may occur from time to time): (1) the public announcement of the receipt by the Company of an Acquisition Proposal or any material change thereto; or
(2) a public announcement of any transaction to acquire a material portion of the Company Common Stock by a Person other than the Merger Subsidiary, the Parent or any of their Affiliates; or

         (iii) the Company enters into a definitive agreement with respect to an Acquisition Proposal, or approves or recommends any Acquisition Proposal.

     Section 7.2    Effect of Termination.

                      If any party terminates this
Agreement pursuant to Section 7.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party, other than the provisions of this Section 7.2, Sections 7.3, 7.4 and
7.5 and Article VIII of this Agreement which shall remain in full force and effect and survive any termination of this Agreement; provided, however, that, subject to such provisions, any such termination shall not relieve any party hereto from liability for any willful breach of this Agreement; it being understood that payment of the amounts described in Sections 7.3 and 7.4 and 7.5 will not be in lieu of damages incurred in the event of any such willful breach. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with its terms.

          Section 7.3    Fees and Expenses.


          (a)  Except as set forth in this Section 7.3 and in
Section 7.4, all fees and expenses incurred in connection with the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

          (b) If this Agreement is validly terminated pursuant to Section 7.1(c)(ii), then the Company shall (i) pay to the Parent a fee of $25,000,000 less the amount set forth in clause (ii) of this Section 7.3(b) (the "Company Termination Fee") and (ii) reimburse for the Parent's documented out-of-pocket expenses in connection with the transactions contemplated by this Agreement up to $10,000,000 (the
"Expense Reimbursement") at the time set forth in
Section 7.4.

          (c) If this Agreement is validly terminated pursuant to Section 7.1(d)(ii) or Section 7.1(d)(iii), then the Company will pay to the Parent the Company Termination Fee and the Expense Reimbursement at the time set forth in Section 7.4.

	  (d) If this Agreement is validly terminated pursuant to Section 7.1(b)(i), Section 7.1(b)(iii), or Section 7.1(d)(i), then if (A) prior to such termination there exists an Acquisition Proposal (whether or not such offer or proposal has been rejected or has been withdrawn prior to the time of such termination) and (B) within twelve (12) months of such termination, the Company or any of its Subsidiaries accepts a written offer for, or otherwise enters into a definitive agreement to consummate or consummates, an Acquisition Proposal, then the Company shall pay to the Parent the Company Termination Fee and the Expense Reimbursement at the time set forth in Section 7.4; provided, however, no payment shall be due to the Parent pursuant to this Section 7.3(d) if this Agreement is terminated by the Parent pursuant to Section 7.1(b)(i) under circumstances in which the Parent Termination Fee set forth in Section 7.5(a) is payable. For purposes of the foregoing clause (d) only, references in the definition of the term "Acquisition Proposal" to the figure "20%" shall be deemed to be replaced by the figure "50%."

         (e) Notwithstanding anything to the contrary contained herein, if the Company pays the Parent both the Company
Termination Fee and the Expense Reimbursement, the Company
Termination Fee shall be reduced so that the total amount paid by the Company to the Parent shall be no more than $25,000,000.


          Section 7.4 Other Company Termination Fee and Expense Reimbursement Matters.


          (a)  The parties shall make all payments required by
Section 7.3 by wire transfer of immediately available funds to an account designated by the receiving party in writing.

          (b)  The Company Termination Fee and the Expense
Reimbursement shall be paid as follows:

               (i)  if payments are due pursuant to Section
7.3(b), then the Expense Reimbursement and the Company
Termination Fee shall be paid to the Parent by the Company concurrently with, and as a condition precedent to, such termination of this Agreement by the Company pursuant to
Section 7.1(c)(ii);

             (ii) if payments are due pursuant to Section
7.3(c), then the Expense Reimbursement and the Company
Termination Fee, as applicable, shall be paid to the Parent by the Company within two (2) business days following such termination of this Agreement by the Parent; and

            (iii)  if payments are to be made pursuant to
Section 7.3(d), then the Expense Reimbursement and the Company Termination Fee shall be paid to the Parent by the Company on the earlier of the date of the Company's entry into a definitive agreement providing for, or consummating, an Acquisition Proposal.

         (c) The parties agree that (i) the provisions of Sections 7.3 and 7.4 are an integral part of the transactions contemplated by this Agreement and (ii) the amount of, and basis for payment of, the Company Termination Fee and Expense Reimbursement are reasonable and appropriate


in all respects. Accordingly, if the Company fails to pay in a timely manner a Company Termination Fee and/or Expense Reimbursement, and in order to obtain such payment, the Parent makes a claim that results in a judgment for the amounts set forth in Section 7.3, the Company shall pay to the Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount set forth in
Section 7.3 at the rate announced by Credit Suisse as its prime rate in effect on the date such payment was required to be made hereunder.

          Section 7.5    Parent Termination Fee.

          (a) If this Agreement is terminated by the Company pursuant to Section 7.1(c)(iii) or if all conditions to Closing set forth in Article VI are satisfied (other than the condition in Section 6.3(e) and conditions that, by their nature, are to be and are capable of being satisfied at Closing), and this Agreement is terminated pursuant to Section 7.1(b)(i)
(a "Parent Payment Event"), then Parent shall pay to Company an amount (the "Parent Termination Fee") equal to $7,500,000; provided that, no Parent Payment Event shall be deemed to have occurred and no Parent Termination Fee shall be payable if the Company shall have breached in any material respect any of its representations, warranties or covenants, provided that, such breach cannot be or has not been cured in all material respects within thirty (30) days after the Parent's written notice thereof to the Company, or if there shall have been a failure of the conditions set forth in Section 6.3(c). Such payment shall be made as promptly as reasonably practicable (and, in any event, within two (2) business days following the date such payment becomes due and payable) by wire transfer of immediately available funds.

          (b)  The parties agree that (i) the provisions of this
Section 7.5 are an integral part of the transactions contemplated by this Agreement and (ii) the amount of, and basis for payment of, the Parent Termination Fee are reasonable and appropriate in all respects. Accordingly, if the Parent fails to pay in a timely manner the Parent Termination Fee, and in order to obtain such payment, the Company makes a claim that results in a judgment for the amounts set forth in Section 7.5(a), the Parent shall pay to the Company its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount set forth in
Section 7.5(a) at the rate announced by Credit Suisse as its prime rate in effect on the date such payment was required to be made hereunder.

                        ARTICLE VIII
                        MISCELLANEOUS

          Section 8.1    Nonsurvival of Representations.

                      None of the representations and
warranties contained in this Agreement or in any schedule, certificate, instrument or other writing delivered pursuant to this Agreement shall survive the Merger or the termination of this Agreement. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time and this Article VIII shall survive the Effective Time.

          Section 8.2    Specific Performance.

                      The parties agree that irreparable
damage would occur and the non-breaching party could not be made whole by monetary damages in the event any of the provisions of this Agreement were not performed in accordance with their specific terms, and it is accordingly agreed that the parties shall be entitled to specific performance of the terms of this Agreement, without posting a bond or other security, this being in addition to any other remedy to which they are entitled hereunder, at law or in equity.

          Section 8.3    Successors and Assigns.

                      Neither this Agreement nor any of the
rights, interests or obligations provided by this Agreement shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          Section 8.4    Amendment.

                     This Agreement may be amended in
accordance with its terms by the execution and delivery of a written instrument by or on behalf of the Parent, the Merger Subsidiary and the Company at any time before or after the Company Stockholders Approval; provided that, after obtaining the Company Stockholders Approval, no amendment to this Agreement shall be made without the approval of the stockholders of the Company if and to the extent such approval is required under applicable Law or in accordance with the rules of any relevant stock exchange.

          Section 8.5    Severability.

                      Whenever possible, each provision of
this Agreement shall be interpreted in such manner as to be effective and valid under applicable Laws, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Laws, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The parties hereto agree to replace any such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

          Section 8.6    Extension of Time; Waiver.

                      Except as set forth elsewhere in this
Agreement, at any time prior to the Effective Time, the parties may extend the time for performance of or waive compliance with any of the covenants, agreements or conditions of the other parties to this Agreement, and may waive any breach of the representations or warranties of such other parties. No agreement extending or waiving any provision of this Agreement shall be valid or binding unless it is in writing and is executed and delivered by or on behalf of the party against which it is sought to be enforced. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

          Section 8.7    Counterparts.

                     This Agreement may be executed in two
or more counterparts (whether by facsimile or otherwise), each of which shall be deemed an original, but all such

counterparts taken together shall constitute one and the same Agreement.

          Section 8.8    Descriptive Headings.

                      The descriptive headings of this
Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

          Section 8.9    Notices.

                     Any notice, request, instruction or
other document to be given hereunder shall be sent in writing and delivered personally, sent by reputable, overnight courier service (charges prepaid), sent by registered or certified mail, postage prepaid, or by facsimile, according to the instructions set forth below. Such notices shall be deemed given: at the time delivered by hand, if personally delivered; one business day after being sent, if sent by reputable, overnight courier service; at the time received, if sent by registered or certified mail; and at the time when confirmation of successful transmission is received by the sending facsimile machine, if sent by facsimile.

      If to the Parent or    Buffets, Inc.
      the Merger             1460 Buffet Way
      Subsidiary, to:        Eagan, Minnesota 55121-1133
                                 Telephone:  (651) 365-263
                                 Facsimile: (651) 365-2224
                                 Attention:H. Thomas Mitchell,
                                 Executive Vice President


      with a copy (which     Paul, Weiss, Rifkind,
      shall not constitute   Wharton & Garrison LLP
      notice) to:            1285 Avenue of the Americas
                             New York, New York  10019-6064
                             Telephone: (212) 373-3000
                             Facsimile: (212) 757-3990
                             Attention:Carl L. Reisner,Esq.


      If to the Company,     Ryan's Restaurant Group, Inc.
      to:                    405 Lancaster Avenue
                             P.O. Box 100
                             Greer, SC  29652
                             Telephone: (864) 989-2291
                             Facsimile: (864) 877-0979
                             Attention:Fred T. Grant, Jr.
                             Senior Vice President - Finance

      with copies (which     Wyche, Burgess, Freeman &
      shall not constitute   Parham, P.A.
      notice) to:            P.O. Box 728
                             44 East Camperdown Way (29601)
                             Greenville, South Carolina 29602
                             Telephone: (864) 242-8203
                             Facsimile: (864) 235-8900
                             Attention: Lawson Vicario, Esq.

      and                    Rogers & Hardin LLP
                             2700 International Tower
                             229 Peachtree Street, N.E.
                             Atlanta, Georgia 30303-1601
                             Telephone: (404) 522-4700
                             Facsimile: (404) 525-2224
                             Attention:Steven E. Fox, Esq.

or to such other address or to the attention of such other party that the recipient party has specified by prior written notice to the sending party in accordance with the preceding.

          Section 8.10   No Third-Party Beneficiaries.

                      Except as provided pursuant to
Section 5.9, the terms and provisions of this Agreement will not confer third-party beneficiary rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns. The provisions of Section 5.9 are intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and shall be binding on the Parent and the Surviving Corporation and their successors and assigns. In the event the Parent or the Surviving Corporation or one of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors or assigns of the Parent or the Surviving Corporation, as the case may be, honor the obligations set forth in Section 5.9.

          Section 8.11   Entire Agreement.

                     This Agreement, the Confidentiality
Agreement, the Company Disclosure Letter and the other documents referred to herein collectively constitute the entire agreement among the parties and supersede any prior and contemporaneous understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

          Section 8.12   Construction.

                      For purposes of this Agreement:

          (a) References to "applicable" Law or Laws with respect to a particular Person, thing or matter shall include only such Law or Laws as to which the Governmental Authority that enacted or promulgated such Law or Laws has jurisdiction over such Person, thing or matter as determined under such Laws.

          (b) Whenever the context requires, the singular number shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, the feminine gender shall include the masculine and neuter genders, and the neuter gender shall include masculine and feminine genders.

         (c) The words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections and Exhibits to this Agreement.

         (e) The terms "hereof," "hereunder," "herein" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (f) As it relates to the Company, "knowledge" means the actual knowledge of the persons set forth in Section 8.12 of the Company Disclosure Letter with no further duty of inquiry.

         (g) Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties, and consequently, this Agreement shall be interpreted without reference to any rule or precept of Law to the effect that any ambiguity in a document be construed against the drafter.

          Section 8.13   Governing Law.

                      THIS AGREEMENT AND THE COMPANY
DISCLOSURE LETTER WILL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA,
WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT WOULD CAUSE
THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF SOUTH
CAROLINA TO BE APPLIED.

                          * * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              BUFFETS, INC.


                              By:      /s/R. Michael Andrews, Jr.
                                Name:  R. Michael Andrews, Jr.
                                Title:  Chief Executive Officer


                              BUFFETS SOUTHEAST, INC.


                              By:      /s/R. Michael Andrews, Jr.
                                Name:  R. Michael Andrews, Jr.
                                Title:  Chief Executive Officer


                              RYAN'S RESTAURANT GROUP, INC.


                              By:      /s/Charles D. Way
                                Name:  Charles D. Way
                                Title:  Chairman and Chief Executive  Officer


                          EXHIBIT A


              Form of Articles of Incorporation


                                          Buffets Southeast, Inc.
                                          Name of Corporation



                     STATE OF SOUTH CAROLINA
                       SECRETARY OF STATE

                    ARTICLES OF INCORPORATION



TYPE OR PRINT CLEARLY IN BLACK INK

1.   The name of the proposed corporation is Buffets Southeast, Inc.

2.   The initial registered office of the corporation is
     1301 Gervais Street, 17th Floor
           Street Address
     Columbia         Richland         SC       29201
      City             County         State    Zip Code

    and the initial registered agent at such address is:
         James C. Siokos
         Print Name

 I hereby consent to the appointment as registered agent of the corporation

                        /s/ James C. Siokos
                        Agent's Signature

3. The corporation is authorized to issue shares of stock as follows. Complete "a" or "b", whichever is applicable:

              a.(x) The corporation is authorized to issue a
                    single class of shares, the total number of shares authorized is 1,000

              b. The corporation is authorized to issue more than one class of shares:

          Class of Shares            Authorized No. of Each Class






       The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:





4. The existence of the corporation shall begin as of the filing date with the Secretary of State unless a delayed date is indicated (See Section 33-1-230(b) of the 1976 South
     Carolina Code of Laws, as amended


5. The optional provisions which the corporation includes in the articles of incorporation are as follows (See the applicable provisions of Sections 33-2-102, 35-2-105, and 35-2-221 of the 1976 South Carolina Code of Laws, as amended).





6. The name, address, and signature of each incorporator are as follows (only one is required)

       a.James C. Siokos
         Name

         1301 Gervais Street, 17th Floor; Columbia, SC 29201
         Address

         /s/ James C. Siokos
         Signature

       b.
         Name


         Address


         Signature

       c.
         Name


         Address


         Signature

7. I, John W. Currie, an attorney licensed to practice in the State of South Carolina, certify that the corporation to whose articles of incorporation this certificate is attached has complied with the requirements of Chapter 2, Title 33 of the 1976 South Carolina Code of Laws, as amended, relating to the articles of incorporation.

Date     July 21, 2006                /s/ John W. Currie
                                      Signature

                                          John W. Currie
                                          Type or Print Name

                                          McNair Law Firm, P.A.
                                          Address

                                          1301 Gervais St., 17th Floor,
                                          Columbia, SC 29201


                            (803) 799-9800
                            Telephone Number
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                          EXHIBIT B


                       Form of Bylaws



                             BYLAWS
                               OF
                     BUFFETS SOUTHEAST, INC.

                        ARTICLE I. OFFICE

     The principal office of the Corporation shall be located in Eagan, Minnesota, or in such other location as the Board of Directors may designate. The Corporation may have such other offices, either within or without South Carolina, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     The registered office of the Corporation required by the South Carolina Business Corporation Act of 1988 to be maintained in South Carolina may be, but need not be, identical with the principal office of the Corporation, and the address of the registered office may be changed from time to time by the Corporation in the manner provided by law.

                    ARTICLE II. SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the shareholders shall be held within six months of the end of each fiscal year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The exact time and place of the annual meeting shall be determined by the Board of Directors.

     Section 2. Substitute Annual Meeting. If the annual meeting shall not be held within the period designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 5 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

     Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors and shall be called if the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose for which it is to be held.

     Section 4. Place of Meeting. The Board of Directors may designate any place, either within or without South Carolina, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without South Carolina, as the place for holding such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

     Section 5. Notice of Meeting. Notice of the date, time and place of each annual and special meeting shall be given no fewer than 10 nor more than 60 days before the date of the meeting. Such notice shall be given in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person, by telephone, telegraph, teletype or other form of wire or wireless communication or by mail or private carrier or any other lawful means, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at such shareholder's address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

          In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

          When a meeting is adjourned, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

     Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting of shareholders, to vote or to take any other action, or shareholders entitled to receive a distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix a future date as the record date, such date in any case to be not more than 70 days before the meeting or action date requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution, the close of business on the day before the first notice of the meeting is delivered to shareholders or the date on which the Board of Directors authorizes such distribution, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 7. Shareholders' Lists. After fixing a record date for a meeting, the officer or agent having charge of the stock transfer books shall prepare a list of shareholders entitled to notice of the meeting, arranged in alphabetical order, showing the address of, and the number of shares held by, each such shareholder. The list must be arranged by voting group and within each voting group by class or series of shares. The list shall be available for inspection by any shareholder from the date notice of the meeting to which it pertains is first given and continuing through the meeting at the Corporation's principal office or a place identified in the meeting notice in the city where the meeting is to be held. Any shareholder, or such shareholder's agent or attorney, shall be entitled on written demand to inspect and, subject to the requirements of
Section 33-16-102 of the South Carolina Business Corporation Act of 1988, or any successor thereto, as amended from time to time, to copy the list, during regular business hours and at such shareholder's expense, during the period it is available for inspection. The list shall also be available at the meeting and any shareholder, or such shareholder's agent or attorney, shall be entitled to inspect the list at any time during the meeting or any adjournment.

          The Corporation's original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or to receive notice of or vote at any meeting of shareholders.

     Section 8. Quorum. Except as otherwise provided by law or the Corporation's articles of incorporation, a majority of the votes entitled to be cast on a matter by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time. No further notice shall be required for an adjourned meeting unless a new record date is or must be fixed for such meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a share is represented for any purpose at a meeting, it shall be considered present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be fixed for the adjourned meeting. Shares entitled to vote as a separate voting group may take action on a matter only if a quorum of those shares exists with respect to that matter. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

     Section 9. Proxies. A shareholder may vote such shareholder's shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for such shareholder, including giving waivers and consents, by signing an appointment form, either in person or by such shareholder's attorney in fact. An appointment of a proxy shall be effective when received by the Secretary of the Corporation or other officer or agent authorized to tabulate votes.

     Section 10. Voting of Shares. Except as otherwise provided by law or the Corporation's articles of incorporation, each outstanding share of the Corporation, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

          If a quorum exists, action on a matter (other than the election of directors) by a voting group shall be approved if the votes cast within the voting group favoring such action exceed the votes cast opposing such action unless a greater number of affirmative votes is required by law or the articles of incorporation of the Corporation.

     Section 11. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders, including the annual meeting, may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such written consents may be executed in one or more counterparts.

     Section 12. Order of Business. The order of business at the annual meeting and, so far as practicable at all other meetings of the shareholders, shall be as follows:

          1. Call of roll or other method of ascertaining the amount of stock entitled to voting rights which is represented in person or by proxy

          2.   Proof of due notice of meeting

          3.   Reading and disposal of any unapproved minutes

          4.   Reports of officers

          5.   Election of directors

          6.   Unfinished business

          7.   New business

          8.   Adjournment

                 ARTICLE III. BOARD OF DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

     Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be three, or such other number as may be determined from time to time by the Board of Directors. At each annual meeting, the shareholders shall elect directors to hold office until the next annual meeting. Except as otherwise required by law or the Corporation's articles of incorporation, any directorships not filled by the shareholders shall be treated as vacancies to be filled by and in the discretion of the Board of Directors. Each director shall hold office until the next annual meeting of shareholders and until such director's successor shall have been elected and qualified or until such director's earlier resignation, removal from office, death or incapacity. Directors need not be residents of South Carolina or shareholders of the Corporation.

     Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without South Carolina, for the holding of additional regular meetings.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be held at any time and place upon the call of any director. Special meetings may be held at any time and place and without special notice by unanimous consent of the directors or such meetings may be held by telephone or teleconference.

     Section 5. Notice. Notice of the time, date and place of any special meeting shall be given at least two days previously thereto. Such notice shall be given in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person, by telephone, telegraph, teletype or other form of wire or wireless communication or by mail or private carrier or any other lawful means. A director's attendance at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon such director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning.

     Section 6. Quorum. A majority of the number of directors fixed as provided in Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided in this Section.

          The creation of a committee and the appointment of members to it must be approved by the greater (i) a majority of all the directors in office when the action is taken or (ii) the majority of the number of directors fixed as provided in Section 2 of this Article III.

     Section 8. Vacancies. Except as otherwise expressly required by the provisions of the South Carolina Business Corporation Act of 1988 or successor thereto, as amended from time to time, or the Corporation's articles of incorporation, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next shareholders' meeting at which directors are elected and until a successor shall be elected and qualified.

     Section 9. Informal Action by Directors. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is assented to by all members of the Board of Directors.

     Section 10.    Order of Business. The regular order of
business at meetings of the Board of Directors shall be as follows:

          1.   Reading and disposal of any unapproved minutes

          2.   Reports of officers

          3.   Unfinished business

          4.   New business

          5.   Adjournment

     Section 11. Committees. The Board of Directors then in office may create one or more committees of the Board of Directors and appoint members of the Board of Directors to serve on them. Each committee must have two or more members. To the extent specified by the Board of Directors, between meetings of the Board of Directors and subject to such limitations as may be required by law, the Corporation's articles of incorporation, these bylaws or imposed by resolution of the Board of Directors, such committees may exercise all of the authority of the Board of Directors in the management of the Corporation. The creation of, delegation of authority to or action by a committee shall not alone constitute compliance by a director with the standards of conduct prescribed by the South Carolina Business Corporation Act of 1988.

               Meetings of the committees may be held at any time on call of the President or of any member of the committee. A majority of the members shall constitute a quorum for all meetings. Committees shall keep minutes of their proceedings and submit them to the next succeeding meeting of the Board of Directors for approval.

     Section 12. Compensation. The Board of Directors may authorize payment to all directors of a uniform fixed sum for attendance at each meeting or a uniform stated annual or monthly fee for serving as directors. Directors who are also salaried officers of the Corporation shall not receive additional compensation for service as directors. The Board of Directors may also authorize the payment of, or reimbursement for, all expenses of each director related to such director's attendance at meetings.

                      ARTICLE IV. OFFICERS

     Section 1. Number. The officers of the Corporation shall be a President, a Treasurer, a Secretary, one or more Vice Presidents if and when such Vice President(s) shall be deemed necessary or desirable by the Board of Directors, and such other officers and assistant officers as the Board of Directors shall deem necessary or desirable. Any two or more offices may be held by the same person, and an officer may act in more than one capacity where action of two or more officers is required.

     Section 2. Appointment of Officers. The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders or at such time or times as the Board of Directors shall determine.

     Section 3. Removal. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. Vacancies. A vacancy in an office because of death, resignation, removal, disqualification or otherwise, may be filled for the unexpired portion of the term by a person designated by the Board of Directors.

     Section 5. President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the shareholders. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 6. Vice Presidents. Each Vice President (if and when appointed) shall familiarize herself or himself with the affairs of the Corporation, and shall have such powers and perform such duties as may be prescribed from time to time by the President or the Board of Directors. At the request of the President, or, in the event of the absence or disability of the President, at the request of the Board of Directors, any Vice President may act temporarily in the place of the President and when so acting shall possess all the powers of and perform all the duties of that officer.

     Section 7. Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' and its Committees, if any, meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation;
(g) authenticate records of the Corporation when such authentication is required; and (h) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.

     Section 8. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or the Board of Directors.

     Section 9. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation.

     Section 10. Bonds. Any or all officers and agents shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

        ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1.     Contracts. The Board of Directors may
authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instruments in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. Except for loans which are incurred in the ordinary course of business, no loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

     ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by, or bear the facsimile signature of, the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with a corporate seal or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only (a) on the stock transfer books of the Corporation by the holder of record thereof or by such holder's legal representative, who shall furnish proper evidence of authority to transfer, or by such shareholder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and (b) on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                    ARTICLE VII. FISCAL YEAR

     The fiscal year of the Corporation shall be the calendar year unless and until otherwise determined by the Board of Directors.

                   ARTICLE VIII. DISTRIBUTIONS

     The Board of Directors may from time to time authorize, and the Corporation may make, distributions to its shareholders in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                        ARTICLE IX. SEAL

     The Board of Directors may provide a corporate seal which may be circular in form and shall have inscribed thereon the name of the Corporation and the word "Seal".

                   ARTICLE X. WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the South Carolina Business Corporation Act of 1988, or successor thereto, as amended from time to time, or under the provisions of the articles of incorporation or bylaws of the Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, and delivered to the Corporation for inclusion or filing with the minutes or corporate records, shall be equivalent to the giving of such notice.

                     ARTICLE XI. AMENDMENTS

     These bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors or the shareholders. Any notice of a meeting of shareholders at which these bylaws are to be amended or repealed or new bylaws adopted shall include notice of such proposed action.



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